Exhibit 2.2


                            STOCK PURCHASE AGREEMENT

                                  by and among

                     BANKRUPTCY MANAGEMENT SOLUTIONS, INC.,

                      its STOCKHOLDERS and WARRANT HOLDER,

                                       and

                               BMS HOLDINGS, INC.


                                  May 23, 2006
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
                                      TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................................................1
     1.01      Definitions..................................................................1

ARTICLE II PURCHASE AND SALE OF SHARES AND CANCELLATION OF WARRANTS........................10
     2.01      Purchase and Sale of Shares.................................................10
     2.02      Cancellation of Warrants....................................................10
     2.03      Payment for and Surrender of Shares and Cancellation of Warrants............10
     2.04      Pre-Closing Adjustment to Base Purchase Price...............................11
     2.05      Post-Closing Adjustment to the Estimated Adjusted Purchase Price............11
     2.06      The Closing.................................................................13

ARTICLE III CONDITIONS TO CLOSING..........................................................13
     3.01      Conditions to Buyer's Obligations...........................................13
     3.02      Conditions to Sellers' Obligations..........................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH SELLER...................................16
     4.01      Authority...................................................................16
     4.02      Execution and Delivery; Valid and Binding Agreement.........................16
     4.03      Noncontravention............................................................17
     4.04      Ownership of Capital Stock and Warrants.....................................17
     4.05      Brokers Fees................................................................17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................17
     5.01      Organization; Qualification; Corporate Power; Officers and Directors,
               Authorization...............................................................18
     5.02      Capitalization;  Subsidiaries...............................................18
     5.03      Non-contravention...........................................................19
     5.04      Brokers' Fees...............................................................19
     5.05      Title to Assets.............................................................19
     5.06      Financial Statements........................................................20
     5.07      Events Subsequent to Most Recent Fiscal Year End............................20
     5.08      Legal Compliance............................................................21
     5.09      Tax Matters.................................................................22
     5.10      Real Property...............................................................23
     5.11      Intellectual Property.......................................................24
     5.12      Contracts...................................................................25
     5.13      Insurance...................................................................27
     5.14      Litigation..................................................................27
     5.15      Employees...................................................................28
     5.16      Employee Benefits...........................................................28
     5.17      Environmental, Health, and Safety Matters...................................29
     5.18      Trustees....................................................................29
     5.19      Undisclosed Liabilities.....................................................30

                                        i
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

     5.20      Transactions with Affiliates................................................30
     5.21      Illegal Payments............................................................30
     5.22      Depository Institution Relationship.........................................31

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER.........................................31
     6.01      Organization and Power......................................................31
     6.02      Authorization; Valid and Binding Agreement..................................31
     6.03      No Breach...................................................................32
     6.04      Governmental Consents, etc..................................................32
     6.05      Litigation..................................................................32
     6.06      Brokerage...................................................................32
     6.07      Investment Representation...................................................32
     6.08      Financing...................................................................33
     6.09      No Knowledge of Buyer of Misrepresentations or Omissions....................33

ARTICLE VII PRE-CLOSING COVENANTS..........................................................33
     7.01      Conduct of the Business.....................................................33
     7.02      Access to Books and Records.................................................34
     7.03      Regulatory Filings..........................................................35
     7.04      Conditions..................................................................35
     7.05      Exclusive Dealing...........................................................36
     7.06      Notification................................................................36
     7.07      Management Co-Investment....................................................37

ARTICLE VIII ADDITIONAL COVENANTS OF BUYER.................................................37
     8.01      Access to Books and Records.................................................37
     8.02      Director and Officer Liability and Indemnification..........................38
     8.03      Contact with Customers and Suppliers........................................38
     8.04      Employee Benefits...........................................................38
     8.05      Commitment Letters..........................................................39

ARTICLE IX INDEMNIFICATION.................................................................39
     9.01      Survival of Representations, Warranties and Covenants.......................39
     9.02      Indemnification by the Sellers and LEF II for the Benefit of Buyer..........40
     9.03      Indemnification by Buyer for the Benefit of the Sellers.....................41
     9.04      Limitations on Indemnification..............................................42
     9.05      Exclusive Remedy; No Punitive Damages.......................................43
     9.06      Manner of Payment...........................................................44
     9.07      Defense of Third Party Claims...............................................44
     9.08      Determination of Loss Amount................................................44
     9.09      Non-Rescission..............................................................45
     9.10      Treatment of Indemnity Payments.............................................45

ARTICLE X TERMINATION......................................................................45
     10.01     Termination.................................................................45
     10.02     Effect of Termination.......................................................46

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
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
ARTICLE XI SELLER REPRESENTATIVE...........................................................46
     11.01     Designation.................................................................46
     11.02     Authority...................................................................46

ARTICLE XII ADDITIONAL COVENANTS AND AGREEMENTS............................................47
     12.01     Disclosure Generally........................................................47
     12.02     Acknowledgment by Buyer.....................................................47
     12.03     Tax Matters.................................................................47
     12.04     Further Assurances..........................................................48
     12.05     Release.....................................................................48
     12.06     Nonsolicitation.............................................................49
     12.07     Confidentiality.............................................................49

ARTICLE XIII MISCELLANEOUS.................................................................50
     13.01     Non-Survival of Representations and Warranties..............................50
     13.02     Press Releases and Communications...........................................50
     13.03     Expenses....................................................................50
     13.04     Notices.....................................................................51
     13.05     Assignment..................................................................52
     13.06     Severability................................................................52
     13.07     References..................................................................53
     13.08     Interpretation..............................................................53
     13.09     Amendment and Waiver........................................................53
     13.10     Complete Agreement..........................................................53
     13.11     Counterparts................................................................54
     13.12     Governing Law...............................................................54
     13.13     Waiver of Jury Trial........................................................54
     13.14     Exclusive Jurisdiction......................................................54
     13.15     No Third Party Beneficiaries................................................54
     13.16     Guarantee of Obligations....................................................55
     13.17     Specific Performance........................................................55
     13.18     Delivery by Electronic Means................................................55

EXHIBITS
--------

     Exhibit A - Debt Commitment Letter
     Exhibit B - Equity Commitment Letters
     Exhibit C - Form of Kirkland & Ellis LLP Opinion
     Exhibit D - Form of FIRPTA Certificate
     Exhibit E - Form Trustee Agreements
     Exhibit F - Form of Goodwin Procter LLP Opinion

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated May 23, 2006, is made by and among BMS Holdings, Inc., a Delaware corporation ("Buyer"), Bankruptcy Management Solutions, Inc., a Delaware corporation (the "Company"), the Persons indicated on Schedule I attached hereto as holding Shares (the "Stockholders") and the Person indicated on Schedule I attached hereto as holding Warrants (the "Warrant Holder" and, together with the Stockholders, "Sellers" and each individually a "Seller"), and Lincolnshire Equity Fund II, L.P., a Delaware limited partnership ("LEF II"), solely with respect to Sections 2.05, 9.02 and 9.04 hereof. Each of Charlesbank Equity Fund VI, Limited Partnership and Ocwen Financial Corporation (each, a "Guarantor") is executing this document solely as guarantor of the obligations of Buyer as provided in Section 13.16 below. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

                  WHEREAS, as of the date hereof (i) the Stockholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares"), and (ii) the Warrant Holder owns all of the issued and outstanding warrants to acquire shares of capital stock of the Company (the "Warrants"); and

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to Buyer, all of the Shares; and

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Buyer desires that any Warrants not exercised on or prior to the Closing be canceled, and the Warrant Holder agrees to cancel such Warrants, in exchange for the consideration specified herein.

                  NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.01     Definitions.
                  -----------

         For purposes hereof, the following capitalized terms shall have the respective meanings set forth in this Article I:

                  "30-day Revenue Target" means an amount equal to sum of the Revenue for each day during the 30-day period ending on and including the Closing Date.

                  "Accountants" has the meaning set forth in Section 2.05(b).

                  "Accounting Principles" means the principles, policies, procedures, practices, applications and methodologies used in preparing the Most Recent Balance Sheet.

                  "Adjustment Amount" means the net amount of all sums that are an increase or decrease to the Estimated Adjusted Purchase Price pursuant to
Section 2.05(a) calculated using the final Closing Statement as provided in
Section 2.05(b).

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through contract, the ownership of voting securities or otherwise.

                  "Affiliated Group" shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. income tax law) of which the Company is or has been a member.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Base Purchase Price" has the meaning set forth in Section 2.03(a).

                  "BMS LLC" has the meaning set forth in Section 11.01.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by applicable Law to be closed in New York, New York or Irvine, California.

                  "Buyer" has the meaning set forth in the preamble hereto.

                  "Buyer Adjustment Amount" has the meaning set forth in Section 2.05(c).

                  "Buyer Causes of Action" has the meaning set forth in Section 12.05.

                  "Buyer Indemnified Parties" has the meaning set forth in
Section 9.02(a).

                  "Buyer Released Parties" has the meaning set forth in Section 12.05.

                  "Cap" has the meaning set forth in Section 9.04(b).

                  "Cash" means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP.

                  "Class B Common Shares" has the meaning set forth in Section 5.02(a).

                  "Class C Common Shares" has the meaning set forth in Section 5.02(a).

                  "Closing" has the meaning set forth in Section 2.06.

                  "Closing Balance Sheet" has the meaning set forth in Section 2.05(b).

                  "Closing Cash Balance" means the amount of Cash held by the Company and the Company Subsidiary as of immediately prior to the Closing (but after giving effect to any payment by the Company at the Closing of (i) any Indebtedness of the Company as contemplated by Section 3.01(e), (ii) any Sale Bonus and (iii) any Closing Expenses).

                  "Closing Date" has the meaning set forth in Section 2.06.

                  "Closing Expenses" means (i) all out-of-pocket fees, costs and expenses of any Person (other than employees of the Company or the Company Subsidiary) incurred by the Company, the Company Subsidiary or any Sellers (to the extent the Company or the Company Subsidiary is responsible for payment thereof) prior to or on the Closing Date in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including all legal fees and expenses of Kirkland & Ellis LLP, the fees and expenses of the Company's accountants, and any fees of Lincolnshire Management, Inc., and (ii) the fees and expenses of Credit Suisse First Boston LLC pursuant to the letter agreement referred to in Schedule 5.04.

                  "Closing Indebtedness" means all Indebtedness of the Company and the Company Subsidiary as of immediately prior to the Closing (but after giving effect to the payment by the Company at the Closing of any Indebtedness of the Company and the Company Subsidiary as contemplated by Section 3.01(e)).

                  "Closing Statement" means the statement derived from the Closing Balance Sheet, which shall set forth (i) the Closing Indebtedness, (ii) the Closing Cash Balance, (iii) the Revenue Adjustment Amount and (iv) the calculation of the Adjustment Amount based on the items described in clauses
(i), (ii) and (iii) of this definition.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state Law.

                  "Company" has the meaning set forth in the preamble hereto.

                  "Company Intellectual Property Rights" has the meaning set forth in Section 5.11(b).

                  "Company Subsidiary" means American Debtor Education, Inc., a Delaware corporation.

                  "Confidentiality Agreement" has the meaning set forth in
Section 7.02.

                  "Debt Commitment Letter" has the meaning set forth in Section 6.08.

                  "Deductible" has the meaning set forth in Section 9.04(b).

                  "Depository Agreement" means that certain Referral Fee and Deposit Services Agreement dated as of December 16, 2003, by and between the Company and the Depository Institution, as amended by Amendment No. 1 dated as of October 29, 2004 and as further amended, supplemented or modified from time to time.

                  "Depository Institution" means JPMorgan Chase Bank or any Affiliate of JPMorgan Chase Bank acting as the Bank (as such term is defined in the Depository Agreement) under the Depository Agreement.

                  "Dispute Notice" has the meaning set forth in Section 2.05(b).

                  "Employee Benefit Plan" means each "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and each other material benefit plan, program, policy or arrangement which the Company or the Company Subsidiary maintains, sponsors or contributes to.

                  "Environmental, Health, and Safety Requirements" shall mean all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, and all judicial and administrative orders and determinations, concerning occupational health and safety, pollution or protection of the environment, as the foregoing are enacted or in effect prior to or on the Closing Date.

                  "Equity Commitment Letters" has the meaning set forth in
Section 6.08.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

                  "Estimated Adjusted Purchase Price" means an amount, calculated by Seller Representative in good faith, equal to the sum of (i) the Base Purchase Price minus (ii) the Estimated Closing Indebtedness plus (iii) the Estimated Closing Cash Balance plus (iv) the Estimated Revenue Adjustment Amount (which may be negative) minus (v) any unpaid Closing Expenses (if any), in the case of clauses (ii), (iii) and (iv), as set forth in the Pre-Closing Statement in accordance with Section(degree)2.04.

                  "Estimated Closing Cash Balance" means an estimate of the Closing Cash Balance as determined pursuant to Section 2.04.

                  "Estimated Closing Indebtedness" means an estimate of the Closing Indebtedness as determined pursuant to Section 2.04.

                  "Estimated Revenue Adjustment Amount" means an estimate of the Revenue Adjustment Amount as determined pursuant to Section 2.04.

                  "Financial Statements" has the meaning set forth in Section 5.06.

                  "Form Trustee Agreements" has the meaning set forth in Section 5.18(c).

                  "Fundamental Buyer Representations" has the meaning set forth in Section 9.01.

                  "Fundamental Company Representations" has the meaning set forth in Section 9.01.

                  "Fundamental Seller Representations" has the meaning set forth in Section 9.01.

                  "GAAP" means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" means, with respect to any Person, at any particular time, without duplication, (i) any obligations of such Person under any indebtedness for borrowed money (including all obligations for principal, interest, premiums, penalties, fees, make-whole payments, expenses, indemnitees, breakage costs and bank overdrafts thereunder), (ii) any indebtedness of such Person evidenced by any note, bond, debenture or other debt security, (iii) any written commitment by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness of such Person pursuant to a guarantee to a creditor of another Person, (v) any obligations under capitalized leases, (vi) any borrowing of money secured by a Lien on such Person's assets and (vii) all obligations of such Person for the deferred and unpaid purchase price of property or services (other than trade payables, deferred capital expenditures and accrued expenses incurred in the Ordinary Course of Business).

                  "Indemnified Party" means either a Buyer Indemnified Party or Seller Indemnified Party, as applicable.

                  "Indemnitee" has the meaning set forth in Section 9.07.

                  "Indemnitor" has the meaning set forth in Section 9.07.

                  "Intellectual Property Rights" means all of the following in any jurisdiction throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, designs, trade names, corporate names, and Internet domain names, together with all translations, adaptations, derivations, and combinations thereof, all applications, registrations, and renewals in connection therewith, and including all goodwill associated with any of the foregoing, (iii) all works of authorship, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and other proprietary information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) and all trade secret rights therein, (v) all computer software (including source code, executable code, data, databases, and related documentation), (vi) all other proprietary and intellectual property rights, and (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

                  "IRS" has the meaning set forth in Section 5.16(b).

                  "Knowledge of Buyer" means the actual knowledge, as of the date hereof, of Tim Palmer, Mark Rosen, Michael Choe and J. Ryan Carroll.

                  "Knowledge of the Company" means the actual knowledge, as of the date hereof, of David Watkins, Michael Gutman, Joseph Jasz and Kim Connors.

                  "Law" means any binding statute, law, treaty, rule, regulation, order, decree or writ of any court or governmental authority.

                  "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in the real property held by the Company or the Company Subsidiary.

                  "Leases" means all leases, subleases, licenses, and other agreements (written or oral), including all amendments, extensions, renewals, and other agreements with respect thereto, pursuant to which the Company holds any interest in Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or the Company Subsidiary thereunder.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest. For the avoidance of doubt, a license of Intellectual Property Rights shall not be deemed a "Lien" hereunder.

                  "Losses" has the meaning set forth in Section 9.02(a).

                  "Material Adverse Effect" means any change or effect that is materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiary taken as a whole; provided, however, that none of the following shall be deemed in and of itself, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any failure by the Company and the Company Subsidiary to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to the announcement or pendency of the transactions contemplated by this Agreement; (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the bankruptcy or banking industry (including a change in interest rates), the U.S. economy as a whole or the capital markets in general; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in GAAP; (f) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in applicable laws, rules or regulations or the interpretation thereof; (g) any adverse change, effect, event, occurrence, state of facts or development caused by acts of terrorism or war (whether or not declared) occurring after the date hereof; (h) any reduction in the aggregate Trustee Deposits that is less than twelve percent (12%) of the aggregate amount of Trustee Deposits as of the date hereof or (i) any change, effect, occurrence or development of any nature with respect to (including loss or termination of) the NEGT Balances and/or the Refco Balances.

                  "Material Contract" has the meaning set forth in Section 5.12.

                  "Most Recent Balance Sheet" has the meaning set forth in
Section 5.06.

                  "Most Recent Balance Sheet Date" has the meaning set forth in
Section 5.06.

                  "NEGT Balances" means any deposits relating to that certain case titled In re National Energy & Gas Transmission Inc. (f/k/a PG&E National Energy Group, Inc.) et. al.

                  "New Plan" has the meaning set forth in Section 8.04(b).

                  "Old Plan" has the meaning set forth in Section 8.04(b).

                  "Ordinary Course of Business" means the ordinary course of business of the Company and the Company Subsidiary consistent with past custom and practice (including with respect to quantity and frequency).

                  "Participating Sellers" has the meaning set forth in Section 7.07.

                  "Party" means any Person who is a party to this Agreement.

                  "Permitted Lien" means with respect to any asset or property of the Company or the Company Subsidiary: (i) taxes, assessments and other governmental levies, fees, or charges imposed with respect to such asset or property that are (A) not due and payable as of the Closing Date or (B) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics' Liens and similar Liens for labor, materials, or supplies provided with respect to such asset or property incurred in the Ordinary Course of Business for amounts that are (A) not due and payable as of the Closing Date and which shall be paid in full and released at Closing or (B) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (iii) zoning, building codes and other land use laws regulating the use or occupancy of Leased Real Property or the activities conducted thereon that are imposed by any governmental authority having jurisdiction over such Leased Real Property that are not violated by the current use or occupancy of such Leased Real Property or the operation of the Company's or the Company Subsidiary's businesses as currently conducted thereon;
(iv) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to Leased Real Property that do not impair the use or occupancy of Leased Real Property in the operation of the Company's or the Company Subsidiary's business as currently conducted thereon and (v) matters that would be disclosed on an accurate survey of Leased Real Property.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof."

                  "Post-Signing Matter" has the meaning set forth in Section 7.06(a).

                  "Pre-Closing Agreement" means any agreement, arrangement or understanding entered into on or before the Closing to make a payment or take any other action which is subject to the disallowance provisions of Section 280G(a) of the Code other than any agreement, arrangement or understanding entered into with the Company, the Company Subsidiary or any Affiliate of the Company or the Company Subsidiary when such Person is controlled by the Buyer or any Affiliate of the Buyer.

                  "Pre-Closing Statement" has the meaning set forth in Section 2.04.

                  "Pre-Signing Matter" has the meaning set forth in Section 7.06(a).

                  "Pre-Signing Matters Cap" has the meaning set forth in Section 9.04(b).

                  "Pro Rata Portion" means, with respect to any Seller, the percentage set forth opposite such Seller's name on Schedule III attached hereto.

                  "Products" means those computer programs and/or services and related documentation developed, manufactured, marketed, licensed, sold and/or distributed by the Company or the Company Subsidiary as its own products.

                  "Proprietary Information" has the meaning set forth in Section 12.07.

                  "Refco Balances" means any deposits relating to any portion of the estate of Refco LLC.

                  "Revenue" means, for any day or period of days, the sum of the aggregate fees earned by the Company and the Company Subsidiary under (i) the Depository Agreement and (ii) any other agreement for such day or such period of days. For purposes of determining the aggregate fees earned by the Company under
Article IV of the Depository Agreement for any period of days that is less than a calendar month, each reference to "month" in the definitions and formulas set forth in the Depository Agreement for calculating such aggregate fees shall be deemed to be a reference to such period of days.

                  "Revenue Adjustment Amount" means an amount, which may be negative, equal to (i) the unpaid Revenue, if any, for the month ending prior to the month in which the Closing occurs plus (ii) the unpaid Revenue for the days that have elapsed in the month in which the Closing occurs as of the Closing (including the Closing Date), minus (iii) the 30-day Revenue Target.

                  "Sale Bonuses" means any bonus payable to an employee of the Company or the Company Subsidiary in connection with the consummation of the transactions contemplated by this Agreement pursuant to the bonus agreements or arrangements listed on Schedule 5.16.

                  "Sale Bonus Losses" has the meaning set forth in Section 9.02(e).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning set forth in the preamble hereto.

                  "Seller Adjustment Amount" has the meaning set forth in
Section 2.05(c).

                  "Seller Indemnified Party" has the meaning set forth in
Section 9.03.

                  "Seller Releasing Parties" has the meaning set forth in
Section 12.05.

                  "Seller Representative" has the meaning set forth in Section 11.01.

                  "Shares" means, collectively, the Class B Common Shares and the Class C Common Shares.

                  "Stockholders" has the meaning set forth in the preamble hereto.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or
(ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

                  "Subsidiary Shares" has the meaning set forth in Section 5.02(a).

                  "Tax" or "Taxes" means any U.S. federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, whether computed on a separate or consolidated, unitary or combined basis, including any interest, penalty, or addition thereto.

                  "Tax Benefit" has the meaning set forth in Section 9.08.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transfer Taxes" has the meaning set forth in Section 12.03.

                  "Trustee" means a trustee under Title 11 of the United States Code or other Person to whom the Company or the Company Subsidiary provides bankruptcy management services.

                  "Trustee Deposits" means, with respect to any Trustee as of any time of determination, the available aggregate amount of the cash balances deposited by such Trustee with the Depository Institution as of such time pursuant to the Depository Agreement. For the avoidance of doubt, "Trustee Deposits" shall not include any cash balances described on Schedule II attached hereto.

                  "Warrant Holder" has the meaning set forth in the preamble hereto.

                  "Warrants" has the meaning set forth in the recitals hereto.

                                   ARTICLE II

                         PURCHASE AND SALE OF SHARES AND
                         -------------------------------
                            CANCELLATION OF WARRANTS
                            ------------------------

         2.01     Purchase and Sale of Shares.
                  ---------------------------

         At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from the Stockholders, all of the Shares, free and clear of any Lien other than restrictions pursuant to applicable securities laws, for the consideration specified in Section 2.03 below.

         2.02     Cancellation of Warrants.
                  ------------------------

         At the Closing, each outstanding Warrant shall be cancelled and extinguished and the Warrant Holder shall be entitled to receive, in complete satisfaction of any and all obligations owing from the Company to the Warrant Holder on account of such outstanding Warrant, the consideration specified in
Section 2.03 below.

         2.03     Payment for and Surrender of Shares and Cancellation of
                  -------------------------------------------------------
Warrants.
--------

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall pay to Sellers, in consideration for the Shares and the cancellation of any outstanding Warrants, the aggregate purchase price of $384,500,000 (Three Hundred and Eighty Four Million and Five Hundred Thousand) (the "Base Purchase Price"), subject to the adjustments set forth herein. Adjustments to the consideration paid to Sellers hereunder shall be estimated prior to the Closing pursuant to Section 2.04 and adjusted after the Closing pursuant to Section 2.05.

                  (b) At the Closing, each Seller holding any Shares shall receive payment by Buyer in cash equal to such Seller's Pro Rata Portion of the Estimated Adjusted Purchase Price (less any amounts reduced pursuant to any agreement among the Sellers). Payment for such Seller's Shares shall be made by wire transfer of immediately available funds to an account or accounts specified by Seller Representative in writing at least two (2) Business Days prior to the Closing.

                  (c) At the Closing, each Seller holding any Warrants shall receive payment by Buyer of an amount in cash equal to such Seller's Pro Rata Portion (with respect to such Warrants) of the Estimated Adjusted Purchase Price (less any amounts reduced pursuant to any agreement among the Sellers) in exchange for the delivery to the Company, for cancellation, of one or more certificates representing all of the outstanding Warrants held by such holder. Payment at the Closing to such Warrant Holder in consideration of cancellation of such Warrants shall be made by wire transfer of immediately available funds to an account or accounts specified in writing by Seller Representative at least two (2) Business Days prior to the Closing.

                  (d) For the avoidance of doubt, the aggregate amount of cash payments to be made by Buyer pursuant to Sections 2.03(b) and 2.03(c) shall equal the Estimated Adjusted Purchase Price. Each Seller hereby authorizes Buyer to pay the aggregate Estimated Adjusted Purchase Price to Sellers in accordance with Sections 2.03(b) and 2.03(c) and agrees that, following such payment in full, Buyer shall have no liability to any Seller in respect of the allocation of the Estimated Adjusted Purchase Price among Sellers made by Seller Representative pursuant to Sections 2.03(b) and 2.03(c).

                  (e) At the Closing, Buyer shall pay an amount equal to the Estimated Closing Indebtedness to such person as may be directed by the Seller Representative.

         2.04     Pre-Closing Adjustment to Base Purchase Price.
                  ---------------------------------------------

         At least two (2) Business Days prior to the Closing Date, Seller Representative shall in good faith and in consultation with Buyer, prepare and deliver to Buyer a written statement (the "Pre-Closing Statement"), based upon the books and records of the Company and the Company Subsidiary, which shall set forth (i) the Estimated Closing Indebtedness, (ii) the Estimated Closing Cash Balance, (iii) the Estimated Revenue Adjustment Amount and (iv) the Estimated Adjusted Purchase Price based upon the items described in clauses (i), (ii) and
(iii). The Pre-Closing Statement and the Estimated Adjusted Purchase Price set forth therein shall be binding on Buyer and Sellers, subject to any adjustments to the Estimated Adjusted Purchase Price made after the Closing pursuant to
Section 2.05(a).

         2.05     Post-Closing Adjustment to the Estimated Adjusted Purchase
                  ----------------------------------------------------------
Price.
-----

                  (a) The Estimated Adjusted Purchase Price shall be adjusted after the Closing as follows: (i)(A) reduced by the amount, if any, by which the Closing Indebtedness is greater than the Estimated Closing Indebtedness or (B) increased by the amount, if any, by which Closing Indebtedness is less than the Estimated Closing Indebtedness, (ii)(A) increased by the amount, if any, by which the Closing Cash Balance is greater than the Estimated Closing Cash Balance or (B) decreased by the amount, if any, by which the Closing Cash Balance is less than the Estimated Closing Cash Balance, and

(iii) (A) increased by the amount, if any, by which the Revenue Adjustment Amount is greater than the Estimated Revenue Adjustment Amount or (B) decreased by the amount, if any, by which the Revenue Adjustment Amount is less than the Estimated Revenue Adjustment Amount.

                  (b) After the Closing Date, Buyer shall cause to be prepared a balance sheet of the Company and the Company Subsidiary on a consolidated basis as of immediately prior to the Closing (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP and utilizing the Accounting Principles; provided, however, that if there is a conflict between GAAP and the Accounting Principles, GAAP shall be applied. Buyer shall deliver the Closing Balance Sheet, together with the Closing Statement, to Seller Representative within thirty (30) days after the Closing Date. If within thirty (30) days following the delivery of the Closing Balance Sheet, Seller Representative has not given Buyer written notice (a "Dispute Notice") of its objection to any item in the Closing Balance Sheet and/or the Closing Statement (such notice, if given, must contain a statement reasonably detailing the basis of Seller Representative's objection to each disputed item), then the Closing Balance Sheet and the Closing Statement shall be deemed final and binding on Buyer and Sellers. If Seller Representative delivers a Dispute Notice, then Buyer and Seller Representative shall consult in good faith to resolve the disputed items set forth in the Dispute Notice and, if any disputed items have not been resolved within thirty (30) days following delivery of the Dispute Notice, the issues that remain in dispute will be submitted to an accounting or valuation firm mutually agreed between the Seller Representative and Buyer (each acting reasonably) (the "Accountants") for resolution. Any item not specifically referred to the Accountants for resolution shall be final and binding on Buyer and Sellers. If any items in dispute are submitted to the Accountants for resolution: (A) Buyer and Seller Representative shall furnish to the Accountants and each other such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party (or its accountants) or within the control of such parties, and shall be afforded the opportunity to present to the Accountants any materials relating to the determination and to discuss the determination with the Accountants; (B) the Accountants shall be authorized to resolve each item in dispute by choosing a value between Buyer's position for such item (as set forth in the Closing Balance Sheet and/or the Closing Statement) and Seller Representative's position for such item (as set forth in the Dispute Notice delivered to Buyer by Seller Representative) or within such other range of numbers as Buyer and Seller Representative may agree in writing and shall thereafter deliver to the Accountants in writing; and (C) the determination by the Accountants of the Closing Balance Sheet, the Closing Statement and the Adjustment Amount, as set forth in a written notice delivered to both parties by the Accountants, shall be binding and conclusive on the parties. The fees of the Accountants for such determination shall be borne by Buyer, on the one hand, and Sellers, on the other hand, in inverse proportion to the manner in which such parties prevail on the items resolved by the Accountants, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be computed by the Accountants at the time the determination of the Accountants is rendered.

                  (c) On the tenth (10th) Business Day following the final determination of the Adjustment Amount, (i) if the Adjustment Amount is positive (the "Buyer Adjustment Amount"), Buyer shall pay (or shall cause the Company to pay) the Adjustment Amount to Sellers, as directed in writing by Seller Representative, or (ii) if the Adjustment Amount is negative (the "Seller

Adjustment Amount"), LEF II (on behalf of the Sellers) shall pay the Seller Adjustment Amount to the Company up to a maximum of $5,000,000 (Five Million Dollars) with any excess amount payable by each Seller on a several basis based on such Seller's Pro Rata Portion of such excess amount. The Adjustment Amount shall be treated as an adjustment to the Estimated Adjusted Purchase Price.

                  (d) Each Seller hereby (i) authorizes Buyer to pay any Buyer Adjustment Amount required to be paid by Buyer pursuant to clause (i) of
Section 2.05(c) as directed by Seller Representative and agrees that, following such payment in full, Buyer shall have no liability to any Seller in respect of the allocation of the Adjustment Amount among Sellers made by Seller Representative pursuant to Section 2.05(c) and (ii) authorizes LEF II to pay the portion of the Seller Adjustment Amount required to be paid by LEF II pursuant to clause (ii) of Section 2.05(c) as determined by Seller Representative and agrees that, following such payment or earlier demand by LEF II, each Seller shall promptly pay its Pro Rata Portion of such payment to LEF II.

         2.06     The Closing.
                  -----------

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP located at 153 East 53rd Street, New York, New York at 10:00 a.m. on the day that is the later of (i) July 31, 2006 and (ii) on or prior to the second (2nd) Business Day following satisfaction or waiver of all of the closing conditions set forth in
Article III (other than those to be satisfied at the Closing itself) or on such other date as Buyer and Seller Representative may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE III

                              CONDITIONS TO CLOSING
                              ---------------------

         3.01     Conditions to Buyer's Obligations.
                  ---------------------------------

         The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing by Buyer of the following conditions as of the Closing Date:

                  (a) The representations and warranties set forth in Articles IV and V (other than those representations and warranties that address matters as of particular dates) shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except where the failure of such representation and warranties to be so true and correct would not, in the aggregate, have a Material Adverse Effect;

                  (b) The Company and Sellers shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

                  (c) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

                  (d) No action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby;

                  (e) Buyer shall have received fully executed payoff letters or UCC-3 termination statements and other terminations, pay-offs and/or releases, necessary to terminate or release, as the case may be, all Liens on the Company's and the Company Subsidiary's properties and assets (other than Permitted Liens), and the Company shall have satisfied in full the Indebtedness giving rise to such Liens (or made adequate provision in a manner reasonably acceptable to Buyer for such Indebtedness to be paid at the Closing (including out of proceeds paid by Buyer at the Closing));

                  (f) The Company shall have paid in full all Sale Bonuses and all Closing Expenses (or made adequate provision in a manner reasonably acceptable to Buyer for such Sale Bonuses and Closing Expenses to be paid at the Closing (including out of proceeds paid by Buyer at the Closing));

                  (g) Subject to the second to last sentence of Section 7.06(a), no event or events shall have occurred or failed to have occurred since the date of this Agreement that together with any Pre-Signing Matter(s), individually or in the aggregate, have had a Material Adverse Effect;

                  (h) That certain Amended and Restated Stockholders Rights Agreement, dated as of December 16, 2003, among the Company and the Sellers, that certain Amended and Restated Consulting Agreement, dated as of December 29, 2004, between the Company and Lincolnshire Management, Inc. and all other agreements among the Sellers or the Sellers (or their Affiliates) and the Company shall have been terminated; and

                  (i) The Company or Seller Representative (on behalf of Sellers), as the case may be, shall have delivered to Buyer each of the following:

                           (A) a certificate of the Company, dated the Closing Date, stating that the conditions specified in subsections (a),
         (b) and (d) of this Section 3.01, as they relate to the Company and the Company Subsidiary, have been satisfied;

                           (B) a certificate of Seller Representative (on behalf of Sellers), dated the Closing Date, stating that the conditions specified in subsections (a), (b) and (d) of this Section 3.01, as they relate to Sellers, have been satisfied;

                           (C) evidence of the receipt of the governmental and other third party consents set forth on Schedule 3.01;

                           (D) the stock certificates representing the outstanding Shares, in each case duly endorsed for transfer or accompanied by duly executed stock powers or transfer documents;

                           (E)      the Warrants duly marked "CANCELLED";

                           (F) all minute books, stock books, ledgers and registers, corporate seals, if any, and other corporate records relating to the organization, ownership and maintenance of the Company and the Company Subsidiary, if not already located on the premises of the Company or the Company Subsidiary;

                           (G) resignations effective as of the Closing Date from all non-employee officers and directors of the Company and the Company Subsidiary as Buyer shall have requested in writing and delivered to Seller Representative not less than five (5) Business Days prior to the Closing Date;

                           (H) a copy of the certificate of incorporation of the Company and the Company Subsidiary, in each case, certified by the Secretary of State of Delaware, and a certificate of good standing from Delaware for each of the Company and the Company Subsidiary, in each case, dated within five (5) days of the Closing Date;

                           (I) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the Company's execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

                           (J) a certified copy of the Company's and the Company Subsidiary's by-laws, in each case, with all amendments thereto;

                           (K) any back up copies of any source code of any Products in the possession of Lincolnshire Management, Inc. or any of its Affiliates;

                           (L) an opinion of Kirkland & Ellis LLP, counsel to the Company, dated as of the Closing Date, covering the matters set forth in Exhibit C hereto; and

                           (M) a copy of a statement issued by the Company satisfying the requirements of Treasury Regulations Section 1.1445-2(c), certifying that the Shares are not a United States real property interest within the meaning of Code Section 897, a form of which is attached as Exhibit D hereto.

         3.02     Conditions to Sellers' Obligations.
                  ----------------------------------

         The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by the Seller Representative of the following conditions as of the Closing Date:

                  (a) Receipt by the Sellers of the Estimated Adjusted Purchase Price pursuant to Section 2.03;

                  (b)      The representations and warranties set forth in
Article VI (other than those representations and warranties that address matters as of particular dates) shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except where the failure of such representation and warranties to be so true and correct would not, in the aggregate, have a Material Adverse Effect;

                  (c) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

                  (d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

                  (e) No action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) Buyer shall have made adequate provision for any Estimated Closing Indebtedness (based on the amount specified in the Pre-Closing Statement) to be paid at or immediately following the Closing pursuant to
Section 2.03(e));

                  (g) Buyer shall have delivered to Seller Representative certified copies of the resolutions duly adopted by Buyer's board of directors (or its equivalent governing body) authorizing Buyer's execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of all transactions contemplated hereby and thereby;

                  (h) Buyer shall have delivered to Seller Representative (on behalf of Sellers) a certificate, dated the Closing Date, stating that the conditions specified in subsections (b), (c) and (e) of this Section 3.02 have been satisfied; and

                  (i) an opinion of Goodwin Procter LLP, counsel to Buyer, dated as of the Closing Date, covering the matters set forth in Exhibit F hereto.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                               -------------------
                            WARRANTIES OF EACH SELLER
                            -------------------------

                  Each Seller, solely for himself, herself or itself (on a several and not joint basis), represents and warrants to Buyer as follows:

         4.01     Authority.
                  ---------

         Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder.

         4.02     Execution and Delivery; Valid and Binding Agreement.
                  ---------------------------------------------------

         This Agreement has been duly executed and delivered by such Seller. The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is the valid and binding agreement of Buyer, the Company and the other Sellers, this Agreement constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

         4.03     Noncontravention.
                  ----------------

         Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject or, if such Seller is a corporation, any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

         4.04     Ownership of Capital Stock and Warrants.
                  ---------------------------------------

         Such Stockholder or Warrant Holder, as the case may be, is the record owner of the number of Shares or Warrants, as applicable, set forth opposite his, her or its name on Schedule 5.02 attached hereto. Such Seller has good and marketable title to (i) the Shares which are to be sold, transferred and assigned by such Seller pursuant to this Agreement and (ii) the Warrants owned by such Seller, if any, in each case, free and clear of any and all Liens. Other than as set forth on Schedule 5.02, such Seller does not own any of the Company's capital stock or other equity securities of the Company or any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of the Company's capital stock or other equity securities of the Company , whether vested or unvested. All Shares of such Seller will be sold, transferred and conveyed to Buyer, pursuant to the procedures set forth in this Agreement, free and clear of all Liens (including, without limitation, claims of spouses, former spouses and other family members).

         4.05     Brokers Fees.
                  ------------

         Such Seller has no liability for or any obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer, the Company or the Company Subsidiary could become liable or obligated.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

                  The Company represents and warrants to Buyer as follows:

         5.01     Organization; Qualification; Corporate Power; Officers and
                  ----------------------------------------------------------
Directors, Authorization.
------------------------

         The Company and the Company Subsidiary are each a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. The Company and the Company Subsidiary are each qualified to conduct business and are in good standing under the Laws of each jurisdiction where such qualification is necessary, expect to the extent where failure to so qualify would not result in a Material Adverse Effect. Each of the Company and the Company Subsidiary has all corporate power and authority to own, lease and use its properties and carry on its business as currently conducted.

                  (a) Schedule 5.01 lists the names of the directors and the names and titles of the officers of each of the Company and the Company Subsidiary. The Company has delivered to Buyer correct and complete copies of the certificate of incorporation and bylaws for the Company and the Company Subsidiary (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books for the Company and the Company Subsidiary are correct and complete in all material respects.

                  (b) Neither the Company nor the Company Subsidiary is in default under or in violation of any provision of its charter or bylaws.

                  (c) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (d) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

         5.02     Capitalization;  Subsidiaries.
                  -----------------------------

                  (a) The entire authorized capital stock of the Company consists of (i) 5,500,000 shares of Class B Common Stock, par value $0.01 per share, of which 911,298.70 shares are issued and outstanding as of the date hereof (the "Class B Common Shares"), and (ii) 5,500,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common Shares"), of which 4,221,012.20 shares are issued and outstanding as of the date hereof. The Shares are owned beneficially and of record by the Stockholders as set forth on
Schedule 5.02 attached hereto. The entire authorized capital stock of the Company Subsidiary consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares, constituting the "Subsidiary Shares", are issued and outstanding and are owned beneficially and of record by the Company. All of the Shares and the Subsidiary Shares have been duly authorized and are validly issued, fully paid, and non-assessable. The Warrants, in the aggregate, are exercisable for 101,130.60 shares of Class B Common and are held by the Warrant Holder as set forth on Schedule 5.02 attached hereto. Except for the Warrants or as set forth in the Company's certificate of incorporation, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or the Company Subsidiary to issue, sell, or otherwise cause to become outstanding any of their respective capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights (excluding any employee bonus plan) with respect to the Company or the Company Subsidiary. Except as set forth on
Schedule 5.02 attached hereto, there are no voting trusts, proxies, or other similar agreements or understandings with respect to voting the Shares or the Subsidiary Shares.

                  (b) Other than the Company Subsidiary, the Company does not have any Subsidiary. Neither the Company nor the Company Subsidiary has any ownership interest in or right to acquire any ownership interest in any other Person.

         5.03     Non-contravention.
                  -----------------

         Except as set forth on Schedule 5.03 attached hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or the Company Subsidiary is subject or any provision of the charter or bylaws of the Company or the Company Subsidiary or (ii) constitute a default under or result in the acceleration of any Material Contract, license, permit or authorization to which the Company or the Company Subsidiary is a party or by which either is bound or to which any of their respective assets are subject (or result in the imposition of any Lien upon any of their respective material assets). Except as set forth on Schedule 5.03 or as required pursuant to the HSR Act, neither the Company nor the Company Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or other third party or Person in order for the parties hereto to consummate the transactions contemplated by this Agreement.

         5.04     Brokers' Fees.
                  -------------

         Except as set forth on Schedule 5.04, neither the Company nor the Company Subsidiary has any liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

         5.05     Title to Assets.
                  ---------------

         Except as set forth on Schedule 5.05, each of the Company and the Company Subsidiary has good and valid title to or a valid leasehold interest in, free and clear of all Liens (other than Permitted Liens), the material tangible properties and assets used by it as of the date hereof, except for properties and assets disposed of in the Ordinary Course of Business since the date hereof in accordance with Section 7.01. Each such tangible asset is free from defects

(latent and patent), has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). The properties and assets of each of the Company and the Company Subsidiary are sufficient in all material aspects for the conduct of its business as presently conducted.

         5.06     Financial Statements.
                  --------------------

         The Company has furnished to Buyer prior to the date hereof the following financial statements (collectively, the "Financial Statements"): audited consolidated balance sheets and statements of operation, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 2004 and December 31, 2005 (the "Most Recent Balance Sheet Date") and an unaudited consolidated balance sheet and statements of operation, stockholders equity and cash flows as of and for the three (3) months ended March 31, 2006. The balance sheet of the Company as of the Most Recent Balance Sheet Date is referred to herein as the "Most Recent Balance Sheet". The Financial Statements have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of the Company and the Company Subsidiary on a consolidated basis as of such dates and the results of operations of the Company and the Company Subsidiary on a consolidated basis for such periods, are correct and complete and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects), subject, in the case of the unaudited Financial Statements, to the absence of footnotes and normal year end adjustments (which will not be material, individually or in the aggregate).

         5.07     Events Subsequent to Most Recent Fiscal Year End.
                  ------------------------------------------------

         Since December 31, 2005, there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since that date, except as set forth on Schedule 5.07 or after the date hereof in accordance with
Section 7.01:

                  (a) neither the Company nor the Company Subsidiary has sold, leased, transferred or assigned any assets, tangible or intangible, with an aggregate value in excess of $250,000 (other than the sale of inventory and property, plant and equipment in the Ordinary Course of Business);

                  (b) neither the Company nor the Company Subsidiary has entered into, modified or terminated any Material Contract (other than any contract with any customer in the Ordinary Course of Business);

                  (c) no party (including the Company and the Company Subsidiary) has provided written notice of its election to accelerate, terminate, modify in a manner adverse to the Company or the Company Subsidiary or cancel any Material Contract;

                  (d) neither the Company nor the Company Subsidiary has experienced any material damage or destruction to any of its assets taken as a whole;

                  (e) neither the Company nor the Company Subsidiary has increased in any respect the compensation (including bonuses) or fringe benefits of, or paid any bonus to, any director, officer or employee by more than, or in an amount exceeding, $50,000 individually outside the Ordinary Course of Business (excluding annual salary increases and annual bonuses consistent with past practice);

                  (f) neither the Company nor the Company Subsidiary has amended, adopted or modified any Employee Benefit Plan, other than to comply with applicable Law;

                  (g) neither the Company nor the Company Subsidiary has made any capital expenditure (or series of related capital expenditures) involving more than $250,000 in the aggregate (other than capital expenditures in connection with the purchase of computers and related equipment in the Ordinary Course of Business or other budgeted capital expenditures);

                  (h) neither the Company nor the Company Subsidiary has incurred, assumed or guaranteed any Indebtedness;

                  (i) there has been no change in the charter or bylaws of the Company or the Company Subsidiary;

                  (j) neither the Company nor the Company Subsidiary has issued, sold or otherwise disposed of any of its capital stock or granted any option, warrant, or other right to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                  (k) neither the Company nor the Company Subsidiary has experienced any resignation, termination or removal of any key officer or material loss of personnel or material change in the terms and conditions of the employment of the any key officer;

                  (l) neither the Company nor the Company Subsidiary has changed its accounting methods or practices, or made material changes to its collection policies, pricing policies or payment policies;

                  (m) neither the Company nor the Company Subsidiary has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock (except that the Company may declare a distribution or a dividend subsequent to the date hereof in compliance with
Section 7.01(a)); and

                  (n) neither the Company nor the Company Subsidiary has committed to any of the foregoing.

         5.08     Legal Compliance.
                  ----------------

         Except as set forth in Schedule 5.08, the Company and the Company Subsidiary, in connection with the operation of their businesses, are and have heretofore been in compliance in all material respects with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof). Except as set forth on Schedule 5.08, neither the Company nor the Company Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or the Company Subsidiary or received any material request for information, notice, demand letter, administrative inquiry or formal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company or the Company Subsidiary.

         5.09     Tax Matters.
                  -----------

                  (a)      Except as set forth on Schedule 5.09:

                  (i) each of the Company and the Company Subsidiary has filed all income Tax Returns and material non-income Tax Returns that it was required to file when due (taking into account extensions), and all such Tax Returns are true, complete and correct in all material respects;

                  (ii) each of the Company and the Company Subsidiary has paid all Taxes due and owing by it (whether or not shown on any Tax Return), and has withheld and timely paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder or creditor;

                  (iii) neither the Company nor the Company Subsidiary has waived any statute of limitations with respect to any Taxes of the Company or the Company Subsidiary, as applicable, agreed to any extension of time with respect to any Tax assessment or deficiency, or agreed to any extension of time for filing any Tax Return which has not been filed;

                  (iv) no U.S. federal, state or local or non-U.S. tax audits or assessments or administrative or judicial proceedings are being conducted or, to the Knowledge of the Company, threatened with respect to the Company or the Company Subsidiary;

                  (v) there are no Liens on any of the assets of the Company or the Company Subsidiary that arose in connection with any failure to pay any Tax;

                  (vi) other than the group comprised of the Company and the Company Subsidiary, since the formation of the Company Subsidiary, neither the Company nor the Company Subsidiary has ever been a member of an Affiliated Group or filed a combined, consolidated or unitary income Tax Return and neither the Company nor the Company Subsidiary is a party to nor is bound by any Tax allocation or Tax sharing agreement;

                  (vii) Neither the Company nor the Company Subsidiary has any liability for the Taxes of any Person (other than the Company and the Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor or by contract;

                  (viii) No claim has ever been made by an authority in a jurisdiction where the Company or the Company Subsidiary does not file Tax Returns that the Company or the Company Subsidiary is or may be subject to taxation by that jurisdiction; and

                  (ix) Neither the Company nor the Company Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law).

                  (b) Neither the Company nor the Company Subsidiary has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (c) Schedule 5.09(c) lists all federal, state, local, and non-U.S. income Tax Returns filed with respect to any of the Company or the Company Subsidiary for taxable periods ended on or after January 1, 2003 and indicates those Tax Returns that have been audited. The Seller Representative has delivered to Buyer correct and complete copies of all U.S. federal income Tax Returns and statements of deficiencies agreed to, by the Company or the Company Subsidiary since January 1, 2003.

                  (d) To the Knowledge of the Company, neither the Company nor the Company Subsidiary has participated, within the meaning of Treasury Regulations Section 1.6011-4(c), in any "reportable transaction" within the meaning of Code Section 6011 and the Treasury Regulations thereunder.

                  (e) Neither the Company nor the Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

                  (f) Each of the Company and the Company Subsidiary is and always has been an accrual method taxpayer.

         5.10     Real Property.
                  -------------

                  (a) Neither the Company nor the Company Subsidiary owns any real property.

                  (b) Schedule 5.10 attached hereto sets forth the address of each Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered to Buyer prior to the date hereof a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth on Schedule 5.10 attached hereto, with respect to each of the Leases:

                  (i) such Lease is legal, valid, binding and in full force and effect, subject to proper authorization and execution of such Lease by the other party thereto and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the rights of creditors generally;

                  (ii) the Company's or the Company Subsidiary's possession and quiet enjoyment of the Leased Real Property, as applicable, under such Lease has not been disturbed and, to the Knowledge of the Company, there are no disputes with respect to such Lease;

                  (iii) neither the Company or the Company Subsidiary, as applicable, nor, to the Knowledge of the Company, any other party to the Lease is in breach of or default under such Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; and

                  (iv) neither the Company nor the Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof.

         5.11     Intellectual Property.
                  ---------------------

                  (a) Schedule 5.11(a)(i) contains a list of all: (i) patented or registered Intellectual Property Rights and (ii) pending patent applications or other applications for registrations of other Intellectual Property Rights, in each case, owned by the Company or the Company Subsidiary and material to their respective businesses. Schedule 5.11(a)(ii) contains a complete and accurate list of all written agreements under which (x) any third party is granted a license with respect to any Company Intellectual Property Rights (other than any agreement with a Trustee pursuant to which the Company grants such Trustee a license to use the Company's software products in the Ordinary Course of Business) and (y) any third party grants to the Company or the Company Subsidiary a license with respect to any Intellectual Property Rights (other than mass-marketed software) material to the conduct of their respective businesses. With respect to each agreement set forth on Schedule 5.11(a)(ii), except as set forth on 5.11(a)(iii): (i) the agreement is and immediately following the Closing, subject to the receipt of any required third party consent or the giving of any required notice as set forth on Schedule 5.03, will continue to be, in full force and effect, legal, valid, binding, and enforceable against the Company or the Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the rights of creditors generally; and (ii) neither the Company nor the Company Subsidiary, as applicable, is in breach or default in any material respect, and, to the Knowledge of the Company, no other party to any of such agreements is in breach or default in any material respect thereunder.

                  (b) Except as set forth on Schedule 5.11(b), the Company or the Company Subsidiary, as applicable, owns, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to, or has a valid right to use, without further payment to a third party (except with respect to any licenses), all Intellectual Property Rights material to the operation of their respective businesses as presently conducted (collectively, the "Company Intellectual Property Rights"), and no current or former employee or consultant of the Company or the Company Subsidiary owns any rights in or to any of the Company Intellectual Property Rights. All of the Company Intellectual Property Rights are valid and subsisting, and, to the Knowledge of the Company, enforceable.

                  (c) Except as set forth on Schedule 5.11(c), (i) neither the Company nor the Company Subsidiary has received any written notice contesting the validity, use, ownership or enforceability of any of the Company Intellectual Property Rights, and (ii) neither the operation of the business of the Company or the Company Subsidiary, as applicable, as currently conducted, nor any activity of the Company or the Company Subsidiary, as applicable, infringes, misappropriates or otherwise violates, or to the Knowledge of the Company in the past infringed, misappropriated or otherwise violated, any Intellectual Property Rights of other Persons in any material respect other than the rights of any other Person under any patent, and to the Knowledge of the Company, neither the operation of the business of the Company or the Company Subsidiary, as applicable, as currently conducted, nor any activity of the Company or the Company Subsidiary, as applicable, infringes, misappropriates or otherwise violates (or in the past infringed, misappropriated or otherwise violated), any Intellectual Property Rights of other Persons in any material respect under any patent.

                  (d) To the Knowledge of the Company, there is no infringement, misappropriation or violation by any Person of any of the Company Intellectual Property Rights.

                  (e) The Company and the Company Subsidiary have taken reasonable security measures to protect the confidentiality of all trade secrets included in the Company Intellectual Property Rights owned by the Company or the Company Subsidiary, or used or held for use by the Company or the Company Subsidiary in their respective businesses.

                  (f) Except as set forth on Schedule 5.11(f), neither the Company nor the Company Subsidiary has directly or indirectly granted any rights, licenses or interests in the source code of any Products, and since the Company or the Company Subsidiary developed the source code of the Products, neither the Company nor the Company Subsidiary has provided or disclosed the source code of the Products to any Person other than its employees and consultants.

                  (g) Except as set forth on Schedule 5.11(g), the Products do not contain, incorporate, link or call or otherwise use any software (in source or object code form) licensed from another Person under a license commonly referred to as an open source, free software, copyleft or community source code license (including but not limited to any library or code licensed under the GNU General Public License, GNU Lesser General Public License), and the incorporation, linking or calling or other use by the Products of any such software listed on Schedule 5.11(g) does not obligate the Company or the Company Subsidiary to make available, offer or deliver the source code of any Product or component thereof to any third party.

         5.12     Contracts.
                  ---------

         Schedule 5.12 lists the following contracts and other agreements to which the Company or the Company Subsidiary is a party (collectively, the "Material Contracts"):

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $250,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year and involve consideration in excess of $250,000 (other than any agreement with any Trustee in the Ordinary Course of Business);

                  (c) any agreement concerning a partnership or joint venture or which involves a sharing of revenues, profits, losses, costs or liabilities by the Company or the Company Subsidiary with any other Person;

                  (d) any contract containing covenants directly or explicitly prohibiting the Company or the Company Subsidiary to compete in any line of business or with any Person;

                  (e) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or the Company Subsidiary or any contract or agreement involving fixed price or fixed volume arrangements;

                  (f)      any acquisition, merger or similar agreement;

                  (g)      any contract with any governmental entity;

                  (h) any agreement (or group of related agreements) under which the Company or the Company Subsidiary has incurred, assumed, or guaranteed any Indebtedness or under which it has imposed a Lien (other than a Permitted
Lien) on any of its assets, tangible or intangible;

                  (i) any agreement with any Affiliate of the Company or the Company Subsidiary (other than any such agreement that will be terminated at or prior to Closing);

                  (j) any written agreement for the employment of any employee on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

                  (k) any agreement under which the Company or the Company Subsidiary has advanced or loaned any amount to any employee (other than advances in the Ordinary Course of Business); or

                  (l) any settlement, conciliation or similar agreement, the performance of which will involve payment by the Company or the Company Subsidiary in excess of $250,000 after the Closing Date.

                  The Company has delivered to Buyer prior to the date hereof a correct and complete copy of each Material Contract (as amended to date) and a written summary setting forth the material terms and conditions of each oral Material Contract. With respect to each Material Contract, except as set forth on Schedule 5.12: (i) the agreement is and immediately following the Closing, subject to the receipt of any required third party consent or the giving of any required notice as set forth on Schedule 5.03, will continue to be, legal, valid, binding, and enforceable against the Company or the Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the rights of creditors generally; and (ii) neither the Company nor the Company Subsidiary, as applicable, is in breach or default in any material respect, and, to the Knowledge of the Company, no other party to any of the Material Contracts is in breach or default in any material respect thereunder. To the Knowledge of the Company, the Company has not received any notice or threat to terminate any Material Contract, which termination could reasonably be expected to have a Material Adverse Effect.

         5.13     Insurance.
                  ---------

         Schedule 5.13 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) maintained by the Company or the Company Subsidiary:

                  (a) the name of the insurer and the name of the policyholder;

                  (b)      the policy number and the period of coverage; and

                  (c) a brief description of the coverage provided under such policy.

         The Company has delivered to Buyer prior to the date hereof a true and correct copy of each insurance policy required to be disclosed on Schedule 5.13. Each such insurance policy is, and immediately following the Closing, subject to the receipt of any required third party consent or the giving of any required notice as set forth on Schedule 5.03, will continue to be, legal, valid, binding, and enforceable against the Company or the Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the rights of creditors generally. To the Knowledge of the Company, and except as set forth on Schedule 5.13, the Company has in full force and effect general commercial, general liability, product liability, professional liability, specified director's and officer's liability, workers compensation and employee's liability, fire and casualty and such other appropriate insurance policies with coverages customary for similarly situated companies in the same or similar industries in all material respects and as required by applicable law or any Material Contract. Except as set forth on Schedule 5.13, there are currently no claims pending against the Company or the Company Subsidiary under any insurance policies currently in effect and covering the property, business or employees of the Company and the Company Subsidiary, and all premiums due and payable with respect to the policies maintained by the Company and the Company Subsidiary have been paid to date. To the Knowledge of the Company, there is no threatened termination of any such policies or arrangements.

         5.14     Litigation.
                  ----------

         Schedule 5.14 sets forth each instance in which the Company or the Company Subsidiary, as applicable, (i) is subject to any outstanding injunction, judgment, order, decree, administrative proceeding, ruling, or charge or (ii) is, or since December 16, 2003 was, a party, or, to the Knowledge of the Company, is, or since December 16, 2003 was, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator (other than any immaterial employment related disputes).

         5.15     Employees.
                  ---------

         With respect to the Company's and the Company Subsidiary's employees:

                  (a) there is no collective bargaining agreement or relationship with any labor organization;

                  (b) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or the Company Subsidiary as of the date hereof or amounts required to be reimbursed to such employees other than in the Ordinary Course of Business;

                  (c) to the Knowledge of the Company, no executive officer has any present intention to terminate his or her employment;

                  (d) to the Knowledge of the Company, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

                  (e) to the Knowledge of the Company, as of the date hereof, no union organizing or decertification efforts are underway or threatened; and

                  (f) as of the date hereof, no labor strike, work stoppage, slowdown, or other material labor dispute is underway or, to the Knowledge of the Company, threatened.

         5.16     Employee Benefits.
                  -----------------

                  (a) Schedule 5.16 lists (i) each Employee Benefit Plan and (ii) each employee of the Company and the Company Subsidiary who is entitled to receive a Sale Bonus.

                  (b) With respect to each Employee Benefit Plan, the Company has made available to Buyer the most recent plan documents and summary plan descriptions, the most recent determination letter or opinion letter received from the Internal Revenue Service ("IRS"), and the most recent annual reports (Form 5500).

                  (c) Each Employee Benefit Plan has been maintained, funded and administered in all material respects in accordance with its terms and with the applicable requirements of ERISA and the Code. The Company has complied in all material respects with COBRA. Each Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS.

                  (d) Neither the Company nor the Company Subsidiary maintains, sponsors, or contributes to (i) any "defined benefit plan" as defined in Section 3(35) of ERISA (or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA), (ii) any "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA, or
(iii) any employee benefit plan, program or arrangement that provides for post-retirement medical, life insurance or other welfare-type benefits (other than health continuation coverage required by COBRA).

                  (e) With respect to each Employee Benefit Plan, (i) to the Knowledge of the Company there have been no non-exempt "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code),
(ii) to the Knowledge of the Company no "fiduciary" (as defined in Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Employee Benefit Plan and (iii) no action, investigation, suit, proceeding, hearing or claim with respect to the assets thereof (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened.

         5.17     Environmental, Health, and Safety Matters.
                  -----------------------------------------

                  (a) Each of the Company and the Company Subsidiary is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

                  (b) The Company and the Company Subsidiary are not required to possess any permits, licenses or other authorizations pursuant to Environmental, Health, and Safety Requirements for the occupation of the Leased Real Property or the operation of the business of the Company and the Company Subsidiary as currently conducted.

                  (c) Neither the Company nor the Company Subsidiary has received any notice of any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liability, including any investigatory, remedial or corrective obligations, under Environmental, Health, and Safety Requirements, in each case relating to the business of the Company or the Company Subsidiary or the Leased Real Property.

                  (d) The Company has delivered to Buyer prior to the date hereof all environmental audits, reports and other material environmental documents relating to the Leased Real Property, any other current or former properties or facilities of the Company or the Company Subsidiary, or the operation of the business of the Company and the Company Subsidiary as currently conducted that are in its possession.

                  (e) This Section 5.17 sets forth the sole and exclusive representations and warranties of the Company and the Company Subsidiary with respect to environmental, health or safety matters, including all matters relating to Environmental, Health, and Safety Requirements.

         5.18     Trustees.
                  --------

                  (a) Schedule 5.18 attached hereto lists the Trustees with the twenty (20) largest Trustee Deposits as of December 31, 2005. As of May 18, 2006, the aggregate amount of the Trustee Deposits for all Trustees, as reported by the Depository Institution, is $2,079,039,889.

                  (b) Since the date of the Most Recent Balance Sheet and, as of the date hereof, (i) no Trustee listed on Schedule 5.18 attached hereto has indicated in writing that it will cease doing business with the Company or the Company Subsidiary and (ii) to the Knowledge of the Company no Trustee listed on Schedule 5.18 attached hereto has threatened to cease doing business with the Company or the Company Subsidiary.

                  (c) The Company is party to agreements substantially in the form of the agreements attached hereto as Exhibit E (the "Form Trustee Agreements") with each of the Trustees. No agreements with any Trustee deviate in any material respect from the Form Trustee Agreements. Except as set forth on
Schedule 5.18, the Company is not party to any contract or agreement with any Trustee other than agreements that are not materially different from the Form Trustee Agreements. With respect to each agreement with each of the Trustees listed on Schedule 5.18, except as set forth on Schedule 5.18: (i) the agreement is, and immediately following the Closing will continue to be, legal, valid, binding, and enforceable against the Company or the Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the rights of creditors generally; and (ii) neither the Company nor the Company Subsidiary, as applicable, is in breach or default in any material respect, and, to the Knowledge of the Company, no Trustee is in breach or default in any material respect thereunder (other than failure from time to time of a Trustee to deposit substantially all of its bankruptcy deposits with the Depository Institution).

         5.19     Undisclosed Liabilities.
                  -----------------------

         Neither Company nor the Company Subsidiary has any liability which is required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) liabilities set forth in the Most Recent Balance Sheet, (ii) liabilities that have arisen after the Most Recent Balance Sheet Date in the Ordinary Course of Business or (iii) liabilities listed on Schedule 5.19 or (iv) liabilities arising with respect to the subject areas covered by the other representations and warranties set forth in this Article V.

         5.20     Transactions with Affiliates.
                  ----------------------------

         Except as disclosed on Schedule 5.20, there are no loans, leases or other agreements between the Company or the Company Subsidiary and any present or former stockholder, director or officer of the Company or the Company Subsidiary, or to the Knowledge of the Company any member of such officer's, director's or stockholder's immediate family, or any person controlled by such officer, director or stockholder (other than stockholders of any Seller that is a publicly traded entity or an Affiliate of a publicly traded entity). Except as disclosed on Schedule 5.20, no stockholder, director or officer of the Company or the Company Subsidiary, or to the Knowledge of the Company any of their respective spouses or family members, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company or the Company Subsidiary, or any organization which is a party to a Material Contract with the Company or the Company Subsidiary.

         5.21     Illegal Payments.
                  ----------------

         None of the Company, the Company Subsidiary or, to the Knowledge of the Company, any Person affiliated with the Company or the Company Subsidiary (acting on behalf of the Company) has ever offered, made or received on behalf of the Company or the Company Subsidiary any illegal payment or contribution of any kind, directly or indirectly, including, without limitation, illegal payments, gifts or gratuities, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor or other persons.

         5.22     Depository Institution Relationship.
                  -----------------------------------

         To the Knowledge of the Company, as of the date hereof, in all material respects:

                  (i) since October 29, 2004, the Depository Institution has not notified the Company that it intends to terminate its existing depository business relationship (the "Relationship") with the Company;

                  (ii)     the Relationship is in good standing;

                  (iii) the Depository Institution has been notified that the Company is considering a potential sale of the Company; and

                  (iv) there is no reasonable basis to believe that the Depository Institution would terminate or adversely modify the Depository Agreement as a result of a sale of the Company.

         The representations set forth in this Section 5.22 are not intended to guarantee any future outcome or result.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Sellers and the Company as follows:

         6.01     Organization and Power.
                  ----------------------

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

         6.02     Authorization; Valid and Binding Agreement.
                  ------------------------------------------

         The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and assuming the due authorization, execution and delivery by the other parties hereto constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

         6.03     No Breach.
                  ---------

         Buyer is not subject to or obligated under its certificate of incorporation, its bylaws, or similar organizational or governing documents, any applicable Law, or any agreement, instrument, license, franchise or permit, or any order, writ, injunction or decree, which would be breached or violated by Buyer's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         6.04     Governmental Consents, etc.
                  --------------------------

         Except as pursuant to the applicable requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Buyer is not subject to any outstanding judgment, order or decree of any court of governmental body.

         6.05     Litigation.
                  ----------

         There are no actions, suits or proceedings pending or, to the Knowledge of Buyer, overtly threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

         6.06     Brokerage.
                  ---------

         There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

         6.07     Investment Representation.
                  -------------------------

         Buyer is purchasing the Shares for its own account for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state or foreign securities laws and that the Shares may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

         6.08     Financing.
                  ---------

         Attached hereto as Exhibit A are one or more debt financing commitment letters (collectively, the "Debt Commitment Letters"). Attached hereto as Exhibit B are equity commitment letters (the "Equity Commitment Letters" and, together with the Debt Commitment Letters, the "Commitment Letters"). The Commitment Letters are in full force and effect, subject to proper authorization and execution of each such Debt Commitment Letter by the other party thereto. Upon receipt of the financing contemplated by the Commitment Letters at or prior to the Closing, Buyer will have sufficient funds necessary to pay the full consideration payable to Sellers hereunder, to make all other necessary payments by it in connection with transactions contemplated hereby and to pay all of its related fees and expenses. Buyer has no reason to believe that the proceeds contemplated by the Commitment Letters will not be funded, and Buyer has not made any misrepresentation to any lender or provider of equity financing in connection with obtaining the financing commitments contemplated by the Commitment Letters.

         6.09     No Knowledge of Buyer of Misrepresentations or Omissions.
                  --------------------------------------------------------

         To the Knowledge of Buyer, as of the date of this Agreement, the representations and warranties of the Company or Sellers in this Agreement and the schedules are not untrue or incorrect in any respect, and to the Knowledge of Buyer, there are no material errors in, or material omissions from, the schedules to this Agreement; provided, however, that the Knowledge of Buyer of a fact or circumstance shall not be construed as evidence that Buyer had actual knowledge that the existence of such fact or circumstance would constitute a breach of a particular representation or warranty set forth in Article IV or
Article V of this Agreement or that such fact or circumstance was or was not appropriately reflected in the schedules; provided, further, that the Company and the Sellers shall have the burden of proving that, prior to the date hereof, Buyer (1) had actual knowledge of such fact or circumstance and (2) had actual knowledge that the existence of such fact or circumstance would constitute a breach of a particular representation or warranty set forth in Article IV or
Article V of this Agreement or that such fact or circumstance was or was not appropriately reflected in the schedules.

                                   ARTICLE VII

                              PRE-CLOSING COVENANTS
                              ---------------------

         7.01     Conduct of the Business.
                  -----------------------

                  (a) From the date hereof until the Closing Date, the Company shall use its commercially reasonable efforts to carry on its and the Company Subsidiary's businesses in the Ordinary Course of Business unless Buyer shall have consented in writing, which consent will not be unreasonably withheld or delayed; provided that, the foregoing notwithstanding, the Company may prior to the Closing use all available cash to repay any Indebtedness, pay dividends and make other distributions to the Stockholders and Warrant Holders and pay

Sale Bonuses so long as the Company is able to pay its debts and expenses when they become due and payable prior to Closing consistent with past practice.

                  (b) Without limiting the generality of Section 7.01(a), from the date hereof until the Closing Date, except as otherwise provided for by this Agreement or as set forth in Schedule 7.01(b) or consented to in writing by Buyer which consent will not be unreasonably withheld or delayed, the Company shall not, and shall not permit any Subsidiary to, (i) issue or sell any shares of its or any Subsidiary's capital stock, (ii) issue or sell any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any shares of its or any Subsidiary's capital stock, (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization, (iv) amend its or the Company Subsidiary's certificate or articles of incorporation or bylaws, (v) delay or postpone the payment of accounts receivable or accounts payable other than in the Ordinary Course of Business, (vi) sell, lease, transfer or assign any assets, tangible or intangible, with an aggregate value in excess of $250,000 (other than the sale of inventory and property, plant and equipment in the Ordinary Course of Business), (vii) enter into, modify or terminate any Material Contract (other than (A) any contract with any customer or trustee in the Ordinary Course of Business and (B) in connection with the Refco Deposits (including any agreement with the Union Bank of California or any other depository with respect thereto);
(viii) increase in any respect the compensation (including bonuses) or fringe benefits of, or pay any bonus to, any director, officer or employee (other than in the Ordinary Course of Business); (ix) amend, adopt or modify any Employee Benefit Plan, other than to comply with applicable Law; (x) make any capital expenditure (or series of related capital expenditures) involving more than $250,000 in the aggregate (other than capital expenditures in connection with the purchase of computers and related equipment in the Ordinary Course of Business or other budgeted capital expenditures); (xi) incur, assume or guarantee any Indebtedness, (xii) change its accounting methods or practices, or make material changes to collection policies, pricing policies or payment policies, (xiii) except as required by applicable Law, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a material Tax Return, settle any material claim or assessment in respect of Taxes, surrender any right to any Tax refund, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, (xiv) redeem, purchase or otherwise acquire any of its capital stock, or (xv) commit to any of the foregoing.

                  (c) From the date hereof until the Closing Date, the Company shall promptly inform the Buyer if it receives any material request for information, notice, demand letter, administrative inquiry or formal complaint or claim (and if oral, provide a summary of the material terms of such request, inquiry or claim) from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company or the Company Subsidiary.

         7.02     Access to Books and Records.
                  ---------------------------

         From the date hereof until the Closing Date, the Company shall provide Buyer and its authorized representatives ("Buyer's Representatives") with reasonable access at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company and the Company Subsidiary in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and the

Company Subsidiary. Notwithstanding anything to the contrary in the letter agreement, dated January 11, 2006, between Charlesbank Equity Fund VI, Limited Partnership ("Charlesbank VI") and the Company (the "Confidentiality Agreement"), Buyer shall remain bound by the Confidentiality Agreement and the letter agreement dated April 20, 2006 between Charlesbank VI and the Company until the earlier to occur of the Closing or the expiration of the term of the Confidentiality Agreement and the letter agreement as applicable.

         7.03     Regulatory Filings.
                  ------------------

                  (a) Each Party hereto shall make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly after the date hereof and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. The fees and expenses associated with any such filing shall be borne by Buyer. Without limiting the generality of the foregoing, the Company, Buyer and their respective Affiliates shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any governmental authority not to consummate the transactions contemplated hereby, except with the prior written consent of the Company, Buyer and Seller Representative.

                  (b) The Company and Buyer will (i) promptly notify the other Party of any written or oral communication to that Party or its Affiliates from any governmental authority and, subject to applicable Law, permit the other Party to review in advance any proposed written communication to any governmental authority, in each case concerning the review, clearance or approval of the transactions contemplated hereby under the HSR Act; (ii) not participate, agree to participate, or permit its Affiliates to participate, in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning the review, clearance or approval of any of the transactions contemplated hereby under the HSR Act unless it consults with the other Party in advance and, to the extent permitted by such governmental authority, gives the other Party or its counsel the opportunity to attend and participate in such meeting; and (iii) furnish the other Party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) drafted by or in conjunction with outside counsel between it and its Affiliates and its respective representatives on the one hand, and any governmental authority or members of such governmental authority's staff on the other hand, concerning the review, clearance or approval of any of the transactions contemplated hereby under the HSR Act, except to the extent prohibited by applicable Law or the instructions of such governmental authority.

         7.04     Conditions.
                  ----------

         Each of the Parties hereto shall use his, her or its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) Buyer shall use reasonable best efforts to cause the conditions set forth in Section 3.02 to be satisfied and (ii) the Company shall use reasonable best efforts to cause the conditions set forth in Section 3.01 to be satisfied; provided that none of the Company, the Company Subsidiary or any Stockholder or Warrant Holder shall be required to expend any funds to obtain any governmental or other third-party consents.

         7.05     Exclusive Dealing.
                  -----------------

         During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 10.01 hereof, no Seller shall take or permit any other Person on his, her or its behalf to take, and neither the Company nor the Company Subsidiary shall take or permit any of its directors, officers, employees, bankers, brokers or any other Person acting on its behalf to take, any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and Buyer's Representatives) concerning any acquisition of the Company or the Company Subsidiary, purchase of the Shares or Warrants, any merger involving the Company or the Company Subsidiary, any sale of all or substantially all of the assets of the Company and the Company Subsidiary, on a consolidated basis, or similar transaction involving the Company (other than assets sold in the Ordinary Course of Business).

         7.06     Notification.
                  ------------

                  (a) From the date hereof until the Closing Date, the Company and each Seller shall disclose to Buyer in writing (in the form of updated schedules, if applicable) any material variances from the representations and warranties contained in Article IV (but only with respect to the representations and warranties made by such Seller in Article IV) and
Article V, as applicable, promptly upon such Seller becoming aware of such variances with respect to Article IV and promptly upon such variances with respect to Article V coming to the attention of the Knowledge of the Company. Such disclosures shall amend and supplement the appropriate schedules delivered on the date hereof. Notwithstanding any provision in this Agreement to the contrary, unless Buyer provides the Company or Seller Representative with an objection notice within five (5) Business Days after delivery by the Company or Seller Representative of an updated disclosure schedule pursuant to this Section 7.06(a), Buyer shall be deemed to have accepted and agreed to the updated disclosure schedule. Any fact, matter or occurrence disclosed in such updated Schedule that should have been disclosed in the Disclosure Schedules with respect to the representations and warranties contained in Article IV or Article V as of the date hereof is referred to herein as a "Pre-Signing Matter" and any fact, matter or occurrence that occurs after the date hereof and that is disclosed pursuant to the first sentence of this Section 7.06(a) with respect to the representations and warranties contained in Article IV or Article V in an updated Schedule is referred to herein as a "Post-Signing Matter". Buyer may not terminate this Agreement pursuant to Section 10.01(b) due to the failure to satisfy the Closing condition specified in Section 3.01(g) on account of a Pre-Signing Matter or a Post-Signing Matter unless a decision to so terminate has been communicated in writing to Seller Representative along with the objection notice referred to in this Section 7.06(a) relating to such Pre-Signing Matter or Post-Signing Matter, as applicable; provided, however, if any Pre-Signing Matter or Post-Signing Matter is subsequently disclosed, any previously disclosed Pre-Signing Matter or Post-Signing Matter may be considered in determining if the condition set forth in Section 3.01(g) may be satisfied or not. For the avoidance of doubt, any decision by Buyer or the Seller Representative to terminate this Agreement pursuant to Section 3.01 or 3.02, as applicable, may be challenged by the Seller Representative or Buyer, as applicable, pursuant to all available remedies.

                  (b) From the date hereof until the Closing Date, Buyer shall disclose to the Company and Seller Representative in writing any material variances from Buyer's representations and warranties contained in Article VI promptly upon discovery thereof, and Buyer shall promptly notify Seller Representative if, to the Knowledge of Buyer, the representations and warranties of Sellers or the Company in this Agreement and the schedules (including updated schedules) are not true and correct in all material respects, or if, to the Knowledge of Buyer, there exists any material errors in, or omissions from, the schedules (including updated schedules) to this Agreement.

         7.07     Management Co-Investment.
                  ------------------------

         The Parties acknowledge and agree that Buyer may, in its sole discretion, offer certain Sellers (other than BMS LLC) (the "Participating Sellers") the opportunity to contribute up to an aggregate of $15,000,000 in Shares to Buyer in exchange for equity securities of Buyer immediately prior to or at the Closing. The Parties hereto agree to negotiate reasonably and in good faith any amendment to this Agreement necessary to reflect such contribution(s) and to effect the foregoing in a tax-efficient manner for such Sellers, including, without limitation, by amending Schedule 5.02 (to reflect the fact that such contribution may be structured to occur immediately prior to Closing) and permitting Buyer to assign its interest (or a portion of its interest) in this Agreement to a wholly-owned subsidiary of Buyer (but such assignment shall not relieve Buyer or the Guarantors of any of their obligations under this Agreement or the Commitment Letters); provided, that, any such amendment shall not reduce any consideration payable hereunder to any Seller that is not a Participating Seller or increase any obligation of such Seller hereunder. Each of the Sellers acknowledges and agrees that the foregoing offer may not be extended to all Sellers (including such Seller). The Seller Representative shall have the authority to act behalf of the Sellers with respect to the matters contemplated by this Section 7.07. Notwithstanding anything to the contrary herein, if Buyer and the Participating Sellers, if any, are not able to agree to the terms of such Participating Sellers' investment in Buyer, nothing in this
Section 7.07 shall in any way provide any Party with the right to terminate this Agreement or seek any recourse or indemnification from any Party.

                                  ARTICLE VIII

                          ADDITIONAL COVENANTS OF BUYER
                          -----------------------------

         8.01     Access to Books and Records.
                  ---------------------------

         From and after the Closing, Buyer shall, and shall cause the Company and the Company Subsidiary to, provide Seller Representative, Sellers and their authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company and the Company Subsidiary with respect to periods beginning on or prior to the Closing Date in connection with any Tax filings, or for the purposes of defending any claim brought by any Person involving the Company or pursuant to this Agreement or for any other reasonable purpose. Unless otherwise consented to in writing by Seller Representative, Buyer shall not permit the Company or the Company Subsidiary, for a period of seven (7) years following the Closing Date, to destroy, alter or otherwise dispose of any books and records of the Company or the Company Subsidiary, relating to periods beginning on or prior to the Closing Date without first giving reasonable prior written notice to Seller Representative and offering to surrender to Seller Representative such books and records or such portions thereof.

         8.02     Director and Officer Liability and Indemnification.
                  --------------------------------------------------

                  (a) For a period of six (6) years after the Closing, Buyer shall not, and shall not permit the Company or the Company Subsidiary to, amend, repeal or modify any provision in the Company's or the Company Subsidiary's certificate or articles of incorporation or bylaws (or other organizational documents) relating to the exculpation or indemnification of any officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company and the Company Subsidiary shall continue to be entitled to such exculpation and indemnification to the full extent of the law.

                  (b) At the Closing, Buyer will purchase, and pre-pay in full any premiums with respect to, a six (6) year "tail" on the current directors' and officers' liability insurance maintained by the Company in form and substance substantially similar to that in existence immediately prior to the Closing.

         8.03     Contact with Customers and Suppliers.
                  ------------------------------------

         Prior to the Closing, Buyer and Buyer's Representatives may contact or communicate with the customers and suppliers of the Company and the Company Subsidiary in connection with the transactions contemplated hereby only with the prior written consent of Seller Representative.

         8.04     Employee Benefits.
                  -----------------

                  (a) Buyer and its Affiliates shall, for a period of at least one year following the Closing Date, provide employees of the Company or the Company Subsidiary with compensation and benefits (other than any stock option or stock incentive benefits) that are substantially similar, in the aggregate, to compensation and benefits provided by the Company and the Company Subsidiary immediately prior to the Closing. Notwithstanding anything to the contrary in this Section 8.04(a), (i) Buyer shall have the same rights to amend, modify or terminate any Benefit Plan as the Company or the Company Subsidiary has to amend, modify or terminate such Benefit Plan and (ii) Buyer will have sole discretion, to the extent permitted under applicable law, to terminate the employment of any "at-will" employee of the Company or the Company Subsidiary.

                  (b) For all purposes under the employee benefit plans of Buyer and its Affiliates providing benefits after the Closing Date, each employee who is as of the Closing Date an employee of the Company or the Company Subsidiary shall be credited with his or her years of service with the Company or the Company Subsidiary, as applicable, before the Closing Date, to the same extent as such employee was entitled, before the Closing Date, to credit for such service under any similar Employee Benefit Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Buyer and its Affiliates for the benefit of employees

(such plans, collectively, the "New Plans") to the extent coverage under such New Plan replaces coverage under a comparable Employee Benefit Plan in which such employee participated immediately before the Closing Date (such Plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any employee, Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Buyer shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Buyer shall be solely responsible for any obligations arising under COBRA with respect to all "M&A qualified beneficiaries" as defined in Treasury Regulation Section 54.4980B-9.

                  (c) Nothing in this Section 8.04 shall cause any employee of the Company or any Company Subsidiary (or any of their eligible dependants or other beneficiaries) to be a third party beneficiary of, or have any right or claim under, this Agreement.

         8.05     Commitment Letters.
                  ------------------

         Buyer shall not terminate, amend or otherwise modify any of the Commitment Letters in any manner that would reasonably be expected to adversely affect Buyer's ability to obtain the financings contemplated thereby without the consent of Seller Representative.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

         9.01     Survival of Representations, Warranties and Covenants.
                  -----------------------------------------------------

         The representations and warranties of the Company, Sellers and Buyer in this Agreement and in any certificate delivered pursuant hereto by any such party shall terminate as of the Closing or upon termination of this Agreement pursuant to Article X, as the case may be; provided that:

                  (i) the representations and warranties of each Seller in Sections 4.01, 4.02, 4.04 and 4.05 (collectively, the "Fundamental Seller Representations") shall survive the Closing for a period of one year;

                  (ii) the representations and warranties of the Company in Sections 5.01(c), 5.01(d), 5.02 and 5.04 (collectively, the "Fundamental Company Representations") shall survive the Closing for a period of one year; and

                  (iii) the representations and warranties of Buyer in Sections 6.01 (but only the second sentence thereof), 6.02 and 6.06 (collectively, the "Fundamental Buyer Representations") shall survive the Closing for a period of one year.

The covenants in this Agreement that apply to any period ending on the Closing shall terminate as of the Closing (other than the covenants set forth in Sections 7.01 and the first sentence of 7.06(a) which shall also terminate at Closing but with respect to which a claim for breach may be brought within 60 days of the Closing). The covenants in this Agreement that apply to any period after the Closing shall survive the Closing in accordance with their terms. Any claim for indemnification with respect to (A) any Pre-Signing Matter must be made within 60 days of the Closing and (B) Sale Bonus Losses must be made prior to December 31, 2009. No claim for indemnification hereunder for breach of any representation, warranty or covenant may be made after the expiration of the survival period applicable to such representation, warranty or covenant; provided, that any representation or warranty in respect of which indemnity may be sought under Section 9.02 or under Section 9.03, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9.01 if reasonably detailed written notice of the breach or potential breach thereof giving rise to such right or potential right of indemnity shall have been given to the Person against whom such indemnity may be sought prior to such time; provided, that, it shall be sufficient for any Buyer Indemnified Party to give notice with respect to any breach or potential breach to the Seller Representative so long as such notice identifies the Seller(s) against whom such indemnity is sought.

         9.02     Indemnification by the Sellers and LEF II for the Benefit of
                  ------------------------------------------------------------
Buyer.
-----

                  (a) After the Closing, subject to the limitations set forth in this Article IX, each Seller (other than BMS LLC), individually and not severally with any other Seller shall indemnify the Company, Buyer and Buyer's officers, directors, employees, agents, representatives, affiliates, successors and permitted assigns (collectively, the "Buyer Indemnified Parties") and save and hold them harmless against any loss, liability, damage or expense (collectively, "Losses"), which the Buyer Indemnified Parties may suffer or sustain as a result of:

                  (i) any breach by such Seller of any Fundamental Seller Representation made by such Seller under Article IV; and

                  (ii) any Pre-Signing Matter arising from a representation made by such Seller under Article IV.

                  (b) After the Closing, the Sellers (other than BMS LLC), severally and not jointly (based upon their respective Pro Rata Portions) shall indemnify the Buyer Indemnified Parties and save and hold them harmless against any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any breach of any Fundamental Company Representation made by the Company under Article V.

                  (c) After the Closing, each Seller (other than BMS LLC) shall indemnify the Buyer Indemnified Parties and save and hold them harmless against any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any breach by such Seller:

                  (i) of any covenant in this Agreement that applies to any period after the Closing; and

                  (ii)     of the covenant set forth in the first sentence of
         Section 7.06(a) with respect to any representation made by such Seller in Article IV; provided, that, no Seller shall be liable for any liability or obligation of any other Seller under this Section 9.02(c).

                  (d) After the Closing, the Sellers (other than BMS LLC), severally and not jointly (based upon their respective Pro Rata Portions), shall indemnify the Buyer Indemnified Parties and save and hold them harmless against any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any Pre-Signing Matter arising from a representation made by the Company under Article V and any breach by the Company of its obligations under Section
7.01 or the first sentence of Section 7.06(a);

                  (e) After the Closing, the Sellers (other than BMS LLC) severally and not jointly (based on their respective Pro Rata Portions) shall indemnify the Buyer Indemnified Parties and save and hold them harmless against any Losses (including Taxes) which the Buyer Indemnified Parties may incur, suffer or sustain because of the application of Section 280G and/or 4999 (or the related withholding provisions) of the Code (and any corresponding provisions of state law) to any payment (or other action) made by the Company, the Company Subsidiary (or any Affiliate of either the Company or the Company Subsidiary) on or before the Closing or pursuant to a Pre-Closing Agreement (such Losses, the "Sale Bonus Losses").

                  (f) After the Closing, BMS LLC and LEF II, jointly and severally with each other, shall indemnify the Buyer Indemnified Parties and save and hold them harmless against:

                  (i) any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any breach by BMS LLC (solely in its capacity as a Seller) of any Fundamental Seller Representation made by BMS LLC under Article IV;

                  (ii) BMS LLC's Pro Rata Portion of any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any breach of any Fundamental Company Representation made by the Company under Article V;

                  (iii) BMS LLC's Pro Rata Portion of any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any Pre-Signing Matter arising from a representation made by the Company under Article V and any breach by the Company of its obligations under
         Section 7.01 or the first sentence of 7.06(a) ;

                  (iv) any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any breach by BMS LLC of its obligations under the first sentence of Section 7.06(a) with respect to any representation made by BMS LLC in Article IV and any Pre-Signing Matter arising from a representation made by BMS LLC under Article IV;

                  (v)      BMS LLC's Pro Rata Portion of any Sale Bonus Losses;
         and

                  (vi) any Losses which the Buyer Indemnified Parties may suffer or sustain as a result of any breach by BMS LLC (solely in its capacity as a Seller) of any covenant in this Agreement that applies to any period after the Closing.

         9.03     Indemnification by Buyer for the Benefit of the Sellers.
                  -------------------------------------------------------

         After the Closing, Buyer and the Company, jointly and severally, shall indemnify the Sellers and their respective officers, directors, employees, agents, representatives, affiliates, successors and permitted assigns (collectively, the "Seller Indemnified Parties") and hold them harmless against any Losses which the Seller Indemnified Parties may suffer or sustain, as a result of:

                  (a) any breach of any Fundamental Buyer Representation made by Buyer under Article VI; and

                  (b) any breach by Buyer or the Company of any covenant in this Agreement that applies to any period after the Closing.

         9.04     Limitations on Indemnification.
                  ------------------------------

         Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Sellers or Buyer under Section 9.02 or Section 9.03, as applicable, shall subject to the following limitations:

                  (a) No Indemnitee shall be entitled to any indemnification pursuant to Article IX with respect to any Loss resulting from any single claim or aggregated claims arising out of the same facts, events or circumstances unless such Loss equals or exceeds $50,000 (Fifty Thousand Dollars); provided, this limitation shall not apply to any breach by any Party of a covenant that applies to any period after the Closing.

                  (b) None of the Indemnitors shall have any liability or obligation to indemnify any Indemnitee under Section 9.02(a), 9.02(b), 9.02(c)(ii), 9.02(d), 9.02(f)(i), 9.02(f)(ii), 9.02(f)(iii) and 9.02(f)(iv) and
Section 9.03(a), as applicable, unless the aggregate amount of all Losses relating thereto for which the Sellers or Buyer, as applicable, would, but for this Section 9.04(b), be liable exceeds on a cumulative basis an amount equal to $7,690,000 (Seven Million Six Hundred and Ninety Thousand Dollars) (the "Deductible"), and then only to the extent such Losses exceed the Deductible. In addition, (i) the Sellers' and LEF II's aggregate liability and obligation to indemnify the Buyer Indemnified Parties under Sections 9.02(a)(ii), 9.02(c)(ii), 9.02(d), 9.02(f)(iii) and 9.02(f)(iv) (collectively, the "Limited Cap Provisions") shall in no event exceed $25,000,000 (Twenty Five Million Dollars) (the "Limited Cap") in the aggregate; (ii) the Sellers' and LEF II's aggregate liability and obligation to indemnify the Buyer Indemnified Parties under Sections 9.02(a)(i), 9.02(b), 9.02(f)(i) and 9.02(f)(ii) (collectively, the "General Cap Provisions") and the Limited Cap Provisions shall in no event exceed $96,125,000 (Ninety Six Million One Hundred and Twenty Five Thousand Dollars) (the "General Cap") in the aggregate; (iii) the Sellers' and LEF II's aggregate liability and obligation to indemnify the Buyer Indemnified Parties under Sections 9.02(e) and 9.02(f)(v) (collectively, the "Tax Cap Provisions") shall in no event exceed $4,500,000 (Four Million Five Hundred Thousand Dollars) (the "Tax Cap"); (iv) the maximum liability and obligation of any Seller (and of BMS LLC and LEF II taken together) to indemnify the Buyer Indemnified Parties
(A) under the Limited Cap Provisions shall in no event exceed an amount in the aggregate equal to the product of such Seller's Pro Rata Portion and the Limited Matters Cap, (B) under the Limited Cap Provisions and the General Cap Provisions, taken together, shall in no event exceed an amount in the aggregate equal to the product of such Seller's Pro Rata Portion and the General Cap, (C) under the Tax Cap Provisions shall in no event exceed an amount in the aggregate equal to the product of such Seller's Pro Rata Portion and the Tax Matters Cap (which with respect to BMS LLC and LEF II taken together shall not in the aggregate exceed an amount equal to the product of BMS LLC's Pro Rata Portion of the Limited Matters Cap, the General Matters Cap or the Tax Cap (as applicable)) and (D) with respect to all matters contemplated by this Article IX shall not in the aggregate exceed an amount equal to the product of such Seller's Pro Rata Portion and the Base Purchase Price (which in the case of BMS LLC and LEF II taken together shall be equal to the product of BMS LLC's Pro Rata Portion and the Base Purchase Price); (v) each Seller and LEF II shall be a credited a portion of the Deductible equal to the product of such Seller's Pro Rata Portion and the Deductible (which in the case of BMS LLC and LEF II taken together shall be an amount equal to the product of BMS LLC's Pro Rata Portion and the Deductible); and (vi) Buyer's liability and obligation to indemnify the Seller Indemnified parties (A) under Section 9.03(a) shall in no event exceed $96,125,000 (Ninety-six Million One Hundred Twenty-five Thousand Dollars) and
(B) with respect to all matters contemplated by this Article IX shall not in the aggregate exceed the Base Purchase Price.

                  (c) Notwithstanding anything in this Article IX to the contrary and except with respect to Pre-Closing Matters, no Indemnitee shall be entitled to indemnification under Section 9.02(a)(i), 9.02(b), 9.02(f)(i), 9.02(f)(ii) or 9.03(a), as applicable, and no Indemnitor shall be liable for, any Loss suffered by any Indemnitee as a result of a breach of any particular representation or warranty set forth in Article IV, Article V or Article VI, as applicable, of this Agreement if, prior to the date hereof, such Indemnitee (i) had actual knowledge of any fact or circumstance and (ii) had actual knowledge that the existence of such fact or circumstance would constitute a breach of the particular representation or warranty set forth in Article IV, Article V or
Article VI, as applicable, of this Agreement; provided, however, that the knowledge of a Indemnitee of a fact or circumstance shall not be construed as evidence that the relevant Indemnitee had actual knowledge that the existence of such fact or circumstance would constitute a breach of a particular representation or warranty set forth in Article IV, Article V or Article VI, as applicable, of this Agreement or that such fact or circumstance was or was not appropriately reflected in the schedules; provided, further, that the Indemnitor shall have the burden of proving that, prior to the date hereof, the relevant Indemnitee (1) had actual knowledge of such fact or circumstance and (2) had actual knowledge that the existence of such fact or circumstance would constitute a breach of a particular representation or warranty set forth in
Article IV, Article V or Article VI, as applicable, of this Agreement or that such fact or circumstance was or was not appropriately reflected in the schedules.

                  (d) The parties hereby agree that LEF II shall have no liabilities of any kind or nature whatsoever (including, without limitation, in respect of rights of indemnification or other payment obligations) to any Buyer Indemnified Person under this Agreement or any other agreement delivered in connection with the Agreement, other than as expressly set forth in Section 9.02.

         9.05     Exclusive Remedy; No Punitive Damages.
                  -------------------------------------

         Notwithstanding anything contained in this Agreement to the contrary, after the Closing, other than with respect to fraud, the indemnification provisions of this Article IX shall constitute the sole and exclusive remedy of the parties hereto for any and all Losses or other claims relating to or arising from this Agreement or any certificate or other instrument delivered pursuant hereto and the transactions contemplated hereby. In no event shall any Indemnitee be entitled to recover or make a claim for any amounts in respect of punitive damages. The Parties agree that with respect to any breaches of any covenants occurring prior to the Closing, the Parties shall have prior to the Closing, in addition to the right to seek specific performance, the right to seek damages with respect to any such breach.

         9.06     Manner of Payment.
                  -----------------

         Any indemnification of a Buyer Indemnified Party pursuant to Section 9.02(a) shall be effected by wire transfer of immediately available funds from the applicable individual Seller to an account designated by Buyer within 15 days after the final determination thereof. Any indemnification of a Buyer Indemnified pursuant to Section 9.02(b) shall be effected by wire transfer of immediately available funds from the Sellers (pro rata based upon their respective Pro Rata Portions) to an account designated by Buyer within 15 days after the final determination thereof. Any indemnification of a Seller Indemnified Party pursuant to Section 9.03 shall be effected by wire transfer of immediately available funds from Buyer or the Company to an account designated by Seller Representative within 15 days after the final determination thereof.

         9.07     Defense of Third Party Claims.
                  -----------------------------

         Any Person making a claim for indemnification under Section 9.02 or
Section 9.03 (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice except for payments that would be required to be paid by Buyer representing the Deductible.

         9.08     Determination of Loss Amount.
                  ----------------------------

         The amount of any Loss subject to indemnification under Section 9.02 or
Section 9.03 shall be calculated net of (i) any Tax Benefit inuring to the Indemnitee on account of such Loss and (ii) any insurance proceeds received by the Indemnitee on account of such Loss. If the Indemnitee receives a Tax Benefit after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, "Tax Benefit" shall mean any refund of Taxes paid or reduction in the amount of Taxes which otherwise would have been paid, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. The Indemnitee shall seek full recovery under all insurance policies covering any Loss to the same extent as it would if such Loss were not subject to indemnification hereunder. In the event that an insurance or other recovery is obtained by any Indemnitee with respect to any Loss for which any such Indemnitee has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. Each Indemnitee shall have the obligation to mitigate any Loss in accordance with general law.

         9.09     Non-Rescission.
                  --------------

         Notwithstanding anything in this Agreement to the contrary, no breach of any representation, warranty, covenant or agreement contained herein or in any document, certificate or other instrument delivered pursuant hereto shall have rise to any right on the party of Buyer, the Company or any Seller to rescind this Agreement, in whole or in part, or any of the transactions contemplated hereby.

         9.10     Treatment of Indemnity Payments.
                  -------------------------------

         Any payments made to a Buyer Indemnified Party or a Seller Indemnified Party pursuant to this Article IX shall be treated as an adjustment to the Estimated Adjusted Purchase Price for tax purposes.

                                    ARTICLE X

                                   TERMINATION
                                   -----------

         10.01    Termination.
                  -----------

         This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Buyer, the Company and Seller Representative (on behalf of Sellers);

                  (b) by Buyer, if there has been a material violation or breach by the Company or any Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company or such Seller within fifteen (15) days after written notice thereof from Buyer;

                  (c) by Seller Representative, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Sellers at the Closing and such violation or breach has not been waived by Seller Representative or, with respect to a covenant breach, cured by Buyer within fifteen (15) days after written notice thereof by Seller Representative (provided that neither a breach by Buyer of Section 6.08 nor the failure of Buyer to deliver the consideration pursuant to
Section 2.03 at the Closing as required hereunder shall be subject to cure hereunder unless otherwise agreed to in writing by Seller Representative); or

                  (d) by Seller Representative or Buyer if the transactions contemplated hereby have not been consummated by August 7, 2006; provided that
(i) Seller Representative shall not be entitled to terminate this Agreement pursuant to this Section 10.01(d) if the Company's, the Company Subsidiary's or any Seller's knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby and (ii) Buyer shall not be entitled to terminate this Agreement pursuant to this Section (d) if Buyer's knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

         10.02    Effect of Termination.
                  ---------------------

         In the event of termination of this Agreement as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 10.02 and Article XIII, both of which shall survive the termination of this Agreement), and there shall be no liability on the part of Buyer, the Company, the Company Subsidiary or any Seller to one another, except for breaches of this Agreement prior to the time of such termination.

                                   ARTICLE XI

                              SELLER REPRESENTATIVE
                              ---------------------

         11.01    Designation.
                  -----------

         Bankruptcy Management Solutions, LLC ("BMS LLC" or the "Seller Representative") is hereby designated by each Seller to serve as the representative of Sellers with respect to the matters expressly set forth in this Agreement to be performed by Seller Representative.

         11.02    Authority.
                  ---------

         Each of the Sellers, by the execution of this Agreement, hereby irrevocably appoints the Seller Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement (including the full power and authority on such Seller's behalf (i) to consummate the transactions contemplated herein; (ii) to pay such Seller's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to disburse any funds received hereunder to such Seller and each other Seller; (iv) to endorse and deliver any certificates or instruments representing the Shares and execute such further instruments of assignment as Buyer shall reasonably request; (v) to execute and deliver on behalf of such Seller any amendment or waiver hereto; (vi) to take all other actions to be taken by or on behalf of such Seller in connection herewith including; (vii) to withhold funds to pay Seller-related expenses and obligations and (viii) to do each and every act and exercise any and all rights which such Seller of the Sellers collectively are permitted or required to do or exercise under this Agreement). Each of the Sellers agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Seller Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and actions by the Seller Representative (to the extent authorized by this Agreement) shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

                                   ARTICLE XII

                       ADDITIONAL COVENANTS AND AGREEMENTS
                       -----------------------------------

         12.01    Disclosure Generally.
                  --------------------

         If and to the extent any information required to be furnished in a particular schedule attached hereto is contained in this Agreement or in any other schedule (or updated schedule), such information shall be deemed to be included in such particular schedule to the extent that it is reasonably apparent on its face that the disclosure in such other schedule (or updated schedule) applies to the information requirement for the particular schedule. The inclusion of any information in any schedule (or updated schedule) shall not be deemed to be an admission or acknowledgment by the Company or Sellers, in and of itself, that such information is material to or outside the Ordinary Course of Business.

         12.02    Acknowledgment by Buyer.
                  -----------------------

         Buyer acknowledges that it has conducted to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and the Company Subsidiary and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied only on the results of its own independent investigation and verification and the representations and warranties of the Company and the Company Subsidiary expressly and specifically set forth in this Agreement, including the schedules (and updated schedules). SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND SELLERS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND SELLERS.

         12.03    Tax Matters.
                  -----------

         Buyer will pay, and will indemnify and hold Sellers harmless against, any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed on the Company, the Company Subsidiary or one or more Sellers as a result of the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), and any penalties or interest with respect to the Transfer Taxes. Sellers agree to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.

         12.04    Further Assurances.
                  ------------------

         From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

         12.05    Release.
                  -------

                  (a) Subject to the consummation of the transactions contemplated by Section 2.01, for and in consideration of the amount to be paid to each Seller under this Agreement, and the additional covenants and promises set forth in this Agreement, each Seller, on behalf of itself and its assigns, heirs, beneficiaries, representatives, agents and Affiliates (the "Seller Releasing Parties"), hereby, effective as of the Closing, fully, finally and irrevocably releases, acquits and forever discharges the Company and the Company Subsidiary, and each of their officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, Affiliates, parents, subsidiaries, predecessors, successors, assigns, beneficiaries, heirs and executors (collectively, the "Buyer Released Parties") from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such Seller Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the date of this Agreement against Buyer Released Parties, or any of them, including but not limited to any claims which relate to or arise out of such Seller Releasing Party's prior relationship with the Company or its rights or status as a stockholder, officer or director of the Company (collectively, for the purposes of this Section 12.05, "Buyer Causes of Action"); provided, however, the term Buyer Causes of Action shall not include, and nothing contained herein shall operate to release (i) any obligation of Buyer or any Buyer Released Party under this Agreement or any agreement delivered in connection herewith (including the Commitment Letters), (ii) any rights a Seller Releasing Party may have (A) under this Agreement or any agreement delivered in connection herewith or under any agreement with a Buyer Released Party with the subject matter not related in any way to the Company or the Company Subsidiary, or (B) any accrued salary, bonus, wages, benefits or other compensation earned and unpaid through the date of the Closing or reimbursement of expenses arising out of any Seller Releasing Party's employment with the Company or the Company Subsidiary or (iii) any right of any Seller Releasing Party to be indemnified by the Company or the Company Subsidiary according to the terms of the applicable certificate of incorporation or bylaws, directors' and officers' liability insurance and state corporate law.

                  (b) Each Seller hereby represents to Buyer Released Parties that such party (i) has not assigned any Causes of Action or possible Causes of Action against any Released Party, (ii) fully intends to release all Causes of Action against the applicable Released Parties including, without limitation, unknown and contingent Causes of Action (other than those specifically reserved above), and (iii) has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof. Furthermore, each Seller further agrees not to institute any litigation, lawsuit, claim or action against any Buyer Released Party with respect to the released Causes of Action.

         12.06    Nonsolicitation.
                  ---------------

         Subject to the consummation of the transactions contemplated by Section 2.01, each of the Sellers will not, and will cause each of their Affiliates not to, for a period beginning on the Closing Date and ending on the date which is three (3) years from and after the Closing Date (such period, the "Restricted Period"), (i) recruit, solicit, lure or entice away any Person who is an employee of the Company or the Company Subsidiary as of the date hereof to leave the employ of the Company of any of its Subsidiaries, or hire any such Person, or (ii) request or advise any Person who is a customer or supplier of the Company or any of its Subsidiaries to withdraw, curtail or cancel any such customer's or supplier's business with the Company or any of its Subsidiaries; provided, that, the limitations set forth in clause (i) above with respect to any non-key officer or employee of the Company or the Company Subsidiary shall not apply to the portfolio companies of any fund managed by Lincolnshire Management, Inc.; provided, further, that the foregoing shall not be construed to prohibit the Sellers or any of their Affiliates after the Closing Date from hiring or interviewing any Person who responds to any general advertisements seeking for employees or consultants in newspapers, periodicals or other media of general circulation (including through a recruiting firm) or any Person who makes an unsolicited approach to any Seller or its Affiliates. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 12.06 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         12.07    Confidentiality.
                  ---------------

         From the date hereof until the date that is three (3) years after the Closing Date, each Party will treat and hold as confidential all of the information, whether or not in writing, concerning the business, technology, business relationships or financial affairs of the other Party (collectively, "Proprietary Information") and refrain from using any of the Proprietary Information except in connection with this Agreement; provided that LEF II and its Affiliates may disclose to investors, potential investors, potential portfolio companies and investment bankers or brokers the amount invested by LEF II and its Affiliates in the Company, related investment return information, a general description of the business of the Company and the Company Subsidiary and describe in general terms the financial progress made by the Company during their ownership and any strategies or enhancements implemented or suggested by LEF II or its Affiliates (other than proprietary trade secrets). If any Party is requested or required (by oral question or request for information or documents in any Action) to disclose any Proprietary Information, that Party will notify the other Party in writing promptly of the request or requirement so that such other Party may seek an appropriate protective order or waive compliance with this Section 12.07. If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the written advice of counsel, compelled to disclose any Proprietary Information to any governmental authority, arbitrator, or mediator or else stand liable for contempt, that Party may disclose the Proprietary Information to the governmental authority, arbitrator, or mediator; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request and sole cost and expense of the other Party, a court order or other assurance that confidential treatment will be accorded to such portion of the Proprietary Information required to be disclosed as such other Party shall designate; provided, further, any Party may disclose any such Proprietary Information as follows: (i) to the extent that the Proprietary Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (ii) to the extent that the same information is already known by the Party making such disclosure prior to receipt of such Proprietary Information; (iii) to the extent that the Party that received the Proprietary Information independently develops the same information without in any way relying on any Proprietary Information; or (iv) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than another Party or its Affiliates, which source, to the Knowledge of the disclosing Party, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the other Party. For purposes of this
Section 12.07 only, the term "Party" shall refer to the Sellers, on the one hand, and Buyer (and, after the Closing, the Company and its Subsidiaries), on the other hand.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         13.01    Non-Survival of Representations and Warranties.
                  ----------------------------------------------

         Except as set forth in Section 9.01, the representations and warranties in this Agreement and any certificate delivered pursuant hereto by any party hereto shall terminate at the Closing or upon termination of this Agreement pursuant to Article X, as the case may be, and all post-closing covenants set forth in this Agreement shall survive the Closing in accordance with their respective terms.

         13.02    Press Releases and Communications.
                  ---------------------------------

         No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, customers, suppliers or depository institutions of the Company and the Company Subsidiary related to this Agreement or the transactions contemplated herein, shall be issued or made by any Party hereto without the joint approval of Buyer and Seller Representative, unless required by law (in the reasonable opinion of counsel) in which case Buyer and Seller Representative shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

         13.03    Expenses.
                  --------

         Buyer shall pay all of its own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         13.04    Notices.
                  -------

         All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) one (1) Business Day after deposit with Federal Express or similar overnight courier service or (iii) three (3) Business days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Company, Sellers and Seller Representative shall, unless another address is specified in writing, be sent to the addresses indicated below:

                  Notices to Buyer:

                  BMS Holdings, Inc.
                  c/o Charlesbank Capital Partners
                  200 Clarendon St., 54th floor
                  Boston, MA 02116-5021
                  Telecopier:  (617) 619-5402
                  Attn:  Tim R. Palmer and Michael Choe

                  and

                  Ocwen Financial Corporation
                  P.O. Box 24737
                  West Palm Beach, FL  33416
                  Telecopier: (561) 681-8177
                  Attn:  William C. Erbey

                  with a copy (which shall not constitute notice to Buyer) to:

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, MA 02109
                  Telecopier:  (617) 523-1231
                  Attn:  Kevin M. Dennis

                  Notices to Sellers or to Seller Representative:

                  c/o Lincolnshire Management, Inc.
                  780 Third Avenue, 40th Floor
                  New York, NY  10017
                  Telecopier:  (212) 755-5457
                  Attn:  Allan D.L. Weinstein
                  with a copy (which shall not constitute notice to any Seller or Seller Representative) to:

                  Kirkland & Ellis LLP
                  153 East 53rd Street
                  New York, NY 10022
                  Telecopier:  (212) 446-6460
                  Attn:  Frederick R. Tanne
                         Srinivas S. Kaushik

                  Notices to Company:

                  Bankruptcy Management Solutions, Inc.
                  8 Corporate Park, 2nd Floor
                  Irvine, CA  92606
                  Attn:  David Watkins

                  with a copy (which shall not constitute notice to the Company) to:

                  Lincolnshire Management, Inc.
                  780 Third Avenue, 40th Floor
                  New York, NY  10017
                  Telecopier:  (212) 755-5457
                  Attn:  Allan D.L. Weinstein

                  and:

                  Kirkland & Ellis LLP
                  153 East 53rd Street
                  New York, NY 10022
                  Telecopier:  (212) 446-6460
                  Attn:  Frederick R. Tanne
                         Srinivas S. Kaushik

         13.05    Assignment.
                  ----------

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (i) by Buyer without the prior written consent of Seller Representative or (ii) by the Company or any Seller without the prior written consent of Buyer; provided, that, the Buyer may assign its rights under this Agreement for collateral security purposes to any lender providing financing to Buyer or its Affiliates but such assignment shall not in any way relieve Buyer of its obligations hereunder.

         13.06    Severability.
                  ------------

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.07    References.
                  ----------

         The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," or "Schedule" shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The use of the term "including" herein shall mean "including without limitation". The phrases "made available to Buyer" or "furnished to Buyer" or similar phrases as used in this Agreement will mean all documents to which Buyer, its Affiliates or advisers have been provided with either through access to the documents posted to the "ace2006" data room at datasite.merrillcorp.com or delivered otherwise to such Persons on or prior to the date hereof.

         13.08    Interpretation.
                  --------------

         The parties hereto acknowledge and agree that (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which Party was generally responsible for the preparation of this Agreement. Any statute, regulation, or other Law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other Law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

         13.09    Amendment and Waiver.
                  --------------------

         Any provision of this Agreement or the schedules or exhibits may be amended or waived only in a writing signed by Buyer, the Company and Seller Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

         13.10    Complete Agreement.
                  ------------------

         This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         13.11    Counterparts.
                  ------------

         This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

         13.12    Governing Law.
                  -------------

         ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         13.13    Waiver of Jury Trial.
                  --------------------

         THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST ANY OF THEM RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         13.14    Exclusive Jurisdiction.
                  ----------------------

         EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY HERETO ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES HERETO WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

         13.15    No Third Party Beneficiaries.
                  ----------------------------

         This Agreement shall not confer any rights or remedies upon any Person other than (i) the parties hereto and their respective successors and permitted assigns, (ii) the officers and directors of the Company and the Company Subsidiary, who shall be third party beneficiaries of Section 8.02 and (iii) the

Seller Released Parties and Buyer Released Parties, who shall be third party beneficiaries of Section 12.05.

         13.16    Guarantee of Obligations.
                  ------------------------

         By its execution and delivery of this Agreement, each Guarantor hereby unconditionally guarantees to and for the benefit of the Company and the Sellers the performance of this Agreement by Buyer; provided, however, that this Section
13.16 will terminate, and be of no further force and effect, upon the occurrence of the Closing.

         13.17    Specific Performance.
                  --------------------

         Each of the Parties recognizes and acknowledges that a breach by it of any covenant or agreement contained in this Agreement will cause the relevant Parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the Parties agree that in the event of any such breach, in addition to any other remedy they may have at law or in equity, the Parties (including the Seller Representative (on behalf of any Seller)) shall be entitled to the remedy of specific performance of this Agreement without any requirement that a bond or other security be posted. Each of the Parties, to the maximum extent permitted by law, hereby waives any defenses it may have to the remedy of specific performance provided for herein.

         13.18    Delivery by Electronic Means.
                  ----------------------------

         This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.


                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first above written.

                                    EXHIBIT B
                            Equity Commitment Letter
                        [Charlesbank / Ocwen Letterhead]
                                     [date]
[Buyer]
[Buyer Address]
[Buyer Address]

Re:  Acquisition of Bankruptcy Management Solutions, Inc. (the "Company")

Gentlemen:

         [Charlesbank Equity Fund VI, Limited Partnership / Ocwen Financial Corp.] ("[Charlesbank/Ocwen]") is pleased to confirm its agreement to purchase (the "[Charlesbank/Ocwen] Investment") equity securities of [_______] ("Buyer"), on the terms and subject to the conditions contained herein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement, dated as of the date hereof, by and among Buyer, the Company and the stockholders and warrant holder of the Company parties thereto (as amended, restated or otherwise modified from time to time, the "Purchase Agreement").

         1. Investment. Subject to the terms and conditions herein, [Charlesbank/Ocwen] agrees to purchase, immediately prior to the Closing, securities of Buyer (the "Buyer Securities") for an aggregate purchase price equal to $[Charlesbank and Ocwen shall commit to $80 million each] in cash (reduced on a dollar-for-dollar basis by the value of shares of the Company's capital stock contributed to Buyer by certain management stockholders of the Company in exchange for equity securities of Buyer) (the "Purchase Price"). The proceeds therefrom will be used by Buyer to pay at the Closing the Estimated Adjusted Purchase Price and for Buyer to make all other payments required by it under the Purchase Agreement and to pay all of Buyer's related fees and expenses. The Purchase Price shall be paid by [Charlesbank/Ocwen] in cash by wire transfer of immediately available funds. Buyer agrees to sell and issue Buyer Securities to [Charlesbank/Ocwen] and to use the proceeds from the [Charlesbank/Ocwen] Investment solely for the purposes described in this paragraph 1. In no event shall [Charlesbank/Ocwen] be under any obligation under any circumstances to contribute or cause to be contributed more than the Purchase Price to Buyer.

         2. Conditions to Consummation of the [Charlesbank/Ocwen] Investment. The obligations of [Charlesbank/Ocwen] and Buyer to consummate the [Charlesbank/Ocwen] Investment shall be absolute and not subject to any condition precedent other than the satisfaction or waiver in writing by Buyer of the conditions precedent to Buyer's obligation to consummate the transactions contemplated by the Purchase Agreement set forth in Article III of the Purchase Agreement.

         3. Term of this Letter Agreement. This letter agreement shall expire on the earlier to occur of (i) the Closing Date and (ii) the date on which the Purchase Agreement is terminated in accordance with its terms.

         4. Third Party Beneficiary. Each Seller (including the Seller Representative in its capacity as a Seller and as the Seller Representative) is an express third party beneficiary of the terms hereof and may enforce this letter to the same extent as if it were a party hereto.

         5. Specific Performance. Each of [Charlesbank/Ocwen] and Buyer recognizes and acknowledges that a breach by it of any covenant or agreement contained in this letter agreement will cause the Company and the Sellers to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of [Charlesbank/Ocwen] and Buyer agrees that in the event of any such breach, in addition to any other remedy the Company or any Seller may have at law or in equity, the Company or the Seller Representative (on behalf of any Seller) shall be entitled to the remedy of specific performance of this letter agreement without any requirement that a bond or other security be posted. Each of [Charlesbank/Ocwen] and Buyer, to the maximum extent permitted by law, hereby waives any defenses it may have to the remedy of specific performance provided for herein.

         6. Miscellaneous. This letter agreement may be executed in any number of counterparts each of which when so executed shall be an original, but all of which together shall constitute one and the same agreement. This letter agreement may be amended only by a written instrument signed by [Charlesbank/Ocwen] and Buyer and only with the prior written consent of the Company. This letter agreement may not be assigned by [Charlesbank/Ocwen] or Buyer without the prior written consent of the Company. The provisions of this letter agreement contain the entire understanding of [Charlesbank/Ocwen] and Buyer with respect to the subject matter hereof and supersede any prior written instruments executed by such parties. This letter agreement shall be construed in accordance with and governed by the internal substantive laws of the State of New York (without giving effect to any conflicts of law provisions thereof).


                                           Very truly yours,

                                           [CHARLESBANK EQUITY FUND VI, LIMITED
                                           PARTNERSHIP / OCWEN FINANCIAL CORP.]

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Acknowledged and agreed to as of the date hereof by:
[BUYER]

By:
    -------------------------------
    Name:
    Title: